                                                                     EXHIBIT 4.A

                                U.S. $225,000,000
                      AMENDED AND RESTATED CREDIT AGREEMENT
                      (LONG TERM REVOLVING CREDIT FACILITY)


                           Dated as of August 31, 2001


                  This AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") is among VIAD CORP, a Delaware corporation (the "COMPANY"), as the Domestic Borrower and as the Guarantor (as those terms are defined herein), GREYHOUND CANADA HOLDINGS, INC., an Alberta corporation (the "CANADIAN BORROWER", and together with the Domestic Borrower, collectively the "BORROWERS") the banks (the "BANKS", together with each financial institution which becomes a lender hereunder pursuant to Section 9.07, collectively the "LENDERS") listed on the signature pages hereof, BANK ONE, NA, as Issuing Lender (the "ISSUING LENDER"), CITICORP USA, INC. ("CUSA"), as the administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT") and CITIBANK CANADA, special administrative agent for the Canadian Lenders (the "CANADIAN AGENT"). Certain capitalized terms have the meanings given to them in Section 1.01 hereof.

                                    RECITALS

                  WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of July 24, 1996 (as such agreement has been and may be amended from time to time, the "EXISTING CREDIT AGREEMENT") certain financial institutions, including certain of the Lenders, extended certain credit facilities to the Company for working capital and other corporate purposes

                  WHEREAS, the Company and the Lenders desire to amend the Existing Credit Agreement in order to, among other things (i) to decrease the aggregate amount of the Domestic Commitments to $200,000,000, (ii) provide provisions for Letters of Credit, (iii) establish a $25,000,000 Canadian Commitment, and (iv) otherwise amend and modify the Existing Credit Agreement as provided herein;

                  WHEREAS, the Company desires to guaranty the obligations of the Canadian Borrower hereunder;

                  NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


                  ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Acceptance Fee" means the fee payable in Canadian Dollars by the Canadian Borrower at the time of the acceptance of Banker's Acceptances or the making of a BA Equivalent Advance calculated by multiplying the face amount of such Banker's Acceptances (or the principal amount of a BA Equivalent Advance, determined in accordance with Section 2.18(c)) by the rate per annum equal to the Applicable Margin for a Eurocurrency Rate Advance and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Banker's Acceptances (including the date of acceptance and excluding the date of maturity) or the term of any BA Equivalent Interest Period, in the case of a BA Equivalent Advance, and a denominator of 365.

                  "Additions to Capital" means the sum of (i) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company as evidenced by a Board resolution), received by the Company from the issue or sale (other than to a Subsidiary) of capital stock of the Company and (ii) the aggregate of 25% of the after tax gain realized from unusual, extraordinary, and major nonrecurring items including, but not limited to, the sale, transfer, or other disposition of (x) any of the stock of the Company's Subsidiaries or (y) substantially all of the assets of any geographic or other division or line of business of the Company or any of its Subsidiaries (but excluding any after tax loss realized on any such unusual, extraordinary, and major nonrecurring items to the extent they exceed any after tax gains on such items).

                  "Adjusted Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the respective Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage. The Adjusted Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Administrative Agent" means CUSA, in its capacity as the Administrative Agent for the Lenders, or any Person serving as its successor agent.

                  "Advance" means a Committed Advance (which may be a Domestic Advance or a Canadian Advance), a Bid Advance, the face amount of a Banker's Acceptance drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to the provisions hereof or a BA Equivalent Advance.

                   "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

                                       2
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Agent" or "Agents" means each of the Administrative Agent and the Canadian Agent.

                  "Agreement" means this Amended and Restated Credit Agreement as it may be amended, supplemented or otherwise modified from time to time.

                  "Applicable Advance" means a Base Rate Advance, a Eurodollar Rate Advance, a Canadian Prime Rate Advance, a Canadian Eurodollar Rate Advance, the face amount of Banker's Acceptances drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to the provisions hereof or a BA Equivalent Advance, as the case may be.

                  "Applicable Agent" means (a) the Administrative Agent in the case of Advances in Dollars, and (b) the Canadian Agent in the case of Advances in Canadian Dollars.

                  "Applicable Lenders" means (a) the U.S. Lenders in the case of Domestic Advances pursuant to the Domestic Commitment in Dollars, and (b) the Canadian Lenders in the case of Canadian Advances pursuant to the Canadian Commitment in Dollars or Canadian Dollars.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and such Lender's Canadian Lending Office in the case of an Advance in Canadian Dollars.

                  "Applicable Margin" means, for any period for which any interest payment is to be made with respect to any Advance, the interest rate per annum derived by dividing (i) the sum of the Daily Margins for each of the days included in such period by (ii) the number of days included in such period.

                  "Applicable Register" means either the Register or the Canadian Register, as the case may be.

                  "Arranger" means Salomon Smith Barney Inc.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

                  "B of A" means Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association.

                  "BA Equivalent Advance" means an Advance contemplated as such in Section 2.18(c).

                  "BA Equivalent Interest Period" has the same meaning ascribed thereto in Section 2.18(c).

                                       3
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Banker's Acceptance" means a non-interest bearing bill of exchange in a form satisfactory to the Canadian Agent, denominated in Canadian Dollars, drawn and endorsed by the Canadian Borrower and presented to a Canadian Lender for acceptance pursuant to Section 2.18 of this Agreement.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                   (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate (which is a rate set by Citibank based upon various factors including Citibank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate);

                   (b) the sum of (A) 1/2 of one percent per annum, plus (B) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent), by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirements for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month nonpersonal time deposits of at least $100,000), plus (C) the average during such three-week period of the daily net annual assessment rates estimated by Citibank for determining the current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation for insuring three-month deposits in the United States; or

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

                  "Base Rate Advance" means a Committed Advance in Dollars which bears interest at a rate per annum determined on the basis of the Base Rate, as provided in Section 2.07(a).

                  "Bid Advance" means an advance by a Lender to the Domestic Borrower as part of a Bid Borrowing resulting from the auction bidding procedure described in Section 2.03(a).

                  "Bid Borrowing" means a borrowing consisting of simultaneous Bid Advances of the same Type from each of the Lenders whose offer to make one or more Bid Advances as part of such borrowing has been accepted by the Domestic Borrower under the auction bidding procedure described in Section 2.03(a).

                                       4
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Bid Reduction" has the meaning specified in Section 2.01(a).

                  "Borrowers" has the meaning specified in the Introduction to this Agreement.

                  "Borrowing" means a Committed Borrowing or a Bid Borrowing.

                  "Business Day" means (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day of the year other than a Saturday or a Sunday on which banks are not required or authorized to close in New York City or Los Angeles, (ii) with respect to all notices, determinations, fundings and payments in connection with Canadian Prime Rate Advances, Banker's Acceptances or BA Equivalent Advances, any day of the year other than a Saturday or a Sunday on which banks are not required or authorized to close in the Provinces of Ontario and Alberta, Canada, and (iii) with respect to all notices, determinations, fundings and payments in connection with Eurocurrency Rate Advances, any day that is a Business Day described in clause (i) above (or in respect to Canadian Eurodollar Rate Advances, clause (ii) above) and that is also a day on which dealings are carried on in the relevant interbank market.

                  "Canadian Advances" means Advances of any Type under the Canadian Commitment.

                  "Canadian Agent" means Citibank Canada, in its capacity as special administrative agent for the Canadian Lenders, or any Person serving as its successor agent.

                  "Canadian Borrower" has the meaning specified in the Introduction to this Agreement.

                  "Canadian Commitment" has the meaning specified in Section 2.01(b).

                  "Canadian Dollars" or "Cdn.$" means the lawful money of Canada.

                  "Canadian Eurodollar Rate" shall mean, for any Interest Period for a Canadian Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%) for Canadian Dollars that appears on the Dow Jones Markets (Telerate) page 3750 (or such other comparable page as may, in the opinion of the Canadian Agent, replace such page for the purpose of displaying such rate) with maturities comparable to such Interest Period at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

                  "Canadian Eurodollar Rate Advance" means a Committed Advance in Canadian Dollars that bears interest at a rate per annum determined on the basis of the Canadian Eurodollar Rate, as provided in Section 2.07(b).

                  "Canadian Lenders" means each bank listed on Schedule I hereto as a Canadian Lender and its successors and assigns, except that, in connection with the making of Loans to the Domestic Borrower under the Canadian Commitment, Canadian Lender shall mean the affiliate of a Canadian Lender that is a U.S. Lender.

                                       5
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Canadian Lending Office" means, with respect to any Canadian Lender, the office of such Canadian Lender specified as its "Canadian Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Canadian Lender, or such other office of such Canadian Lender as such Canadian Lender may from time to time specify to the Canadian Borrower, the Canadian Agent and the Administrative Agent.

                  "Canadian Prime Rate" means, at any time, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime rate" of the Canadian Agent which the Canadian Agent establishes in Canada as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian commercial borrowers; or (ii) the rate per annum determined by the Canadian Agent for one month Banker's Acceptances as appears on the Reuters Screen CDOR (Canadian Deposit Offered Rate) page, plus 3/4 of 1% per annum, the whole as determined as at 10:00 a.m. (Toronto time), on the relevant Business Day (provided that, for non-Business Days, and if no CDOR rate is available for a given Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used); in each case adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to any Borrower or any other Person. As to any loan, the Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Canadian Agent may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate. Any change in the reference rate announced by the Canadian Agent shall take effect at the opening of business on the day specified in the announcement of such change.

                  "Canadian Prime Rate Advance" means a Committed Advance in Canadian Dollars that bears interest at a rate per annum determined on the basis of the Canadian Prime Rate, as provided in Section 2.07(c).

                  "Canadian Register" has the meaning specified in Section 9.07(g).
                   "Capital Lease" means, with respect to any Person, any lease of any property by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash" means money, currency or a credit balance in a deposit account.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of A-1 or higher from S&P or P-1 or higher from Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any lender.

                                       6
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Citibank" means Citibank N.A.

                  "Closing Date" means the date this Agreement is executed and the documents referred to in Section 3.01 are delivered to the Administrative Agent, which shall be August 31, 2001 or such other date as may be agreed upon by the Borrowers and the Administrative Agent.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commercial Letter of Credit" means any letter of credit issued for the account of the Domestic Borrower for the purpose of providing a payment mechanism in connection with the purchase of any materials, goods or services by the Domestic Borrower or its Subsidiaries in the ordinary course of business of the Domestic Borrower or its Subsidiaries.

                  "Commitment" means the Domestic Commitment and the Canadian Commitment, as the case may be.

                  "Commitment Termination Date" means August 31, 2006, which is the date that occurs five years from the Closing Date.

                  "Committed Advance" means an advance by a Lender to a Borrower as part of a borrowing consisting of simultaneous Advances from each of the Applicable Lenders pursuant to Section 2.01 and refers to a Base Rate Advance, a Eurodollar Rate Advance, a Canadian Prime Rate Advance or a Canadian Eurodollar Rate Advance.

                  "Committed Borrowing" means a borrowing consisting of simultaneous Committed Advances of the same Type made on the same day pursuant to the same Notice of Borrowing by each of the Lenders pursuant to Section 2.01(c).

                  "Company" means Viad Corp, a Delaware corporation, in its capacity as a Borrower hereunder, in its capacity as Guarantor hereunder or both, as the context may require.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit G hereto, delivered to the Lenders by each Borrower pursuant to Section 5.01(b)(iii).

                  "Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to
Section 2.09.

                  "CUSA" means Citicorp USA, Inc.

                  "Daily Margin" means, for any date of determination, for the designated Level, Utilization Ratio applicable to such date of determination and Type of Advance, the following interest rates per annum:

                      Daily Margin when                     Daily Margin when
                      Utilization Ratio                     Utilization Ratio
                      is equal to or                        is greater than
                      less than 0.50:1.00                   0.50:1.00
                      -------------------                   -----------------

                          TYPE OF ADVANCE                      TYPE OF ADVANCE
                      -----------------------               -----------------------

                                       7
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                   Base Rate         Eurodollar          Base Rate         Eurodollar
                    Advance         Rate Advance          Advance         Rate Advance
 Level 1              0%              0.4000%               .125%           0.5250%
 Level 2              0%              0.5000%               .125%           0.6250%
 Level 3              0%              0.6000%               .125%           0.7250%
 Level 4              0%              0.8000%               .125%           0.9250%
 Level 5              0%              1.1250%               .125%           1.2500%

plus, (i) in each case, 2.00% per annum for any period upon the occurrence and during the continuance of any Event of Default.

         For purposes of this definition, (a) "Utilization Ratio" means, as of any date of determination, the ratio of (1) the sum of (A) the aggregate outstanding principal amount of all Advances plus the aggregate Letter of Credit Usage as of such date and (B) the aggregate outstanding principal amount of all "Advances" as of such date (as such term is defined in the Short Term Credit Agreement) to (2) the sum of (A) the aggregate Commitments in effect as of such date (whether used or unused) of all Lenders and (B) the aggregate "Commitments" in effect as of such date (whether used or unused) of all "Lenders" (as such terms are defined in the Short Term Credit Agreement), (b) if any change in the rating established by S&P, Moody's or Fitch with respect to Long-Term Debt shall result in a change in the Level, the change in the Daily Margin shall be effective as of the date on which such rating change is publicly announced, and
(c) if the ratings established by any two of S&P, Moody's or Fitch with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for such day shall be deemed to be Level 5 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders).

                  "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under Capital Leases, (iii) obligations under guarantees in respect of indebtedness or in respect of obligations of others of the kinds referred to in clause (i) or (ii) above, (iv) liabilities in respect of unfunded vested benefits under Single Employer Plans, and (v) Withdrawal Liability incurred under ERISA by a Borrower or any of such Borrower's ERISA Affiliates to any Multi-employer Plans; provided that "Debt" shall not include payment obligations in the ordinary course of the business of TEC arising from (x) payments made by banks on checks or money orders issued by TEC and presented to such banks and
(y) contingent obligations of TEC to banks which have issued official checks drawn on TEC and have paid to TEC the amounts of such official checks, to repay to such banks such amounts if such official checks are not negotiated.

                  "Designated Bidder" means (i) an Eligible Assignee or (ii) a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" by Moody's or "A-1" by S&P or a comparable rating from the successor or either of them, that, in either case, (w) is organized under the laws of the United States or any State thereof, (x) shall have become a party hereto pursuant to
Section 9.07(d), (e) and (f), (y) is not otherwise a Lender and (z), unless an Event of Default shall have occurred and

                                       8
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
be continuing, shall have been consented to by the Domestic Borrower, which consent shall not be unreasonably withheld.

                  "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit I hereto.

                  "Discount Rate" means with respect to Banker's Acceptances issued pursuant to this Agreement with the same maturity date, (i) with respect to any Canadian Lender that is a Schedule I Bank, the annual rate of interest which is the rate based on the average Banker's Acceptance rate as quoted on the Reuters Screen CDOR (Canadian Deposit Offered Rate) page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for Banker's Acceptances accepted by leading Canadian financial institutions) at or about 10:00 a.m. (Toronto time) on the date of issue of such Banker's Acceptances, for Banker's Acceptances having a comparable maturity to the maturity date of such Banker's Acceptances, or, if such rate is not available at or about such time, the Banker's Acceptance rate of the Canadian Agent established in accordance with its normal practices for Banker's Acceptances having a comparable face value and maturity date to the face value and maturity date of such Banker's Acceptances (the rate determined in accordance with this clause (i) being the "CDOR Rate"); and (ii) with respect to any Canadian Lender that is a Schedule II Bank or a Schedule III Bank, the CDOR Rate plus 0.10%.

                  "Discounted Proceeds" means, in respect of any Banker's Acceptance (or, as applicable, any BA Equivalent Advance) to be accepted and purchased by a Canadian Lender hereunder on any day, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on such day by multiplying (i) the face amount of such Banker's Acceptance (or, as applicable, the undiscounted amount of the BA Equivalent Advance) by (ii) the price, where the price is determined by dividing one by the sum of one plus the product of (A) the Discount Rate (expressed as a decimal) applicable to such Banker's Acceptance (or, as applicable, such BA Equivalent Advance) and (B) a fraction, the numerator of which is the number of days in the term of such Banker's Acceptance and the denominator of which is 365, with such quotient being rounded up or down to the nearest fifth decimal place, and with .000005 rounded upwards.

                  "Dollars" and the sign "$" each means lawful money of the United States of America.

                  "Domestic Advances" means Base Rate Advances and Eurodollar Rate Advances under the Domestic Commitment.

                  "Domestic Borrower" means the Company, in the Company's capacity as a borrower hereunder.

                  "Domestic Commitment" shall have the meaning specified in
Section 2.01(a).

                  "Domestic Lending Office" means, with respect to any U.S. Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a U.S. Lender, or such other

                                       9
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
office of such U.S. Lender as such U.S. Lender may from time to time specify to the Domestic Borrower and the Administrative Agent.

                  "EBITDA" means, for any period, consolidated net income plus provision for taxes of the Company and its Subsidiaries (excluding extraordinary, unusual, or nonrecurring gains or losses), plus interest expense of the Company and its Subsidiaries, plus depreciation expense of the Company and its Subsidiaries, plus amortization of intangibles of the Company and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP; provided that to the extent that during such period the Company or any of its Subsidiaries has acquired or disposed of a business or businesses in any transaction or series of related transactions, such calculations shall be made as if such acquisition or disposition took place on the first day of such period (on a pro forma basis for the portion of such period prior to the date of such acquisition (or after the date of such disposition) and on an actual basis for the portion of such period after the date of such acquisition (or before the date of such disposition)).

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economical Cooperation and Development (the "OECD"), or a political subdivision of any such country and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) any Person engaged in the business of lending and that is an Affiliate of a Lender or of a Person of which a Lender is a Subsidiary; provided that an Eligible Assignee in respect of the Canadian Commitments and the Canadian Advances shall mean only a Schedule I Bank or another Person who is a resident of Canada for purposes of the Income Tax Act (Canada) and the regulations promulgated thereunder or another person who is not subject to tax under Part XIII of such statute.

                  "Environmental Law" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any governmental authority and which relate to the environment or the release of any materials into the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of a Borrower's controlled group, or under common control with such Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

                  "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Pension Plan of a notice of intent to terminate such Pension Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of

                                       10
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Company or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Company or any ERISA Affiliate to make a payment to a Pension Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Pension Plan requiring the provision of security to such Pension Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Pension Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which, in the reasonable judgment of the Company, might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan.

                  "Eurocurrency Rate Advance" means, as the context may require, a Eurodollar Rate Advance or a Canadian Eurodollar Rate Advance.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any U.S. Lender, the office of such U.S. Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a U.S. Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Domestic Borrower and the Administrative Agent.

                  "Eurodollar Rate Advance" means a Committed Advance in Dollars which bears interest as provided in Section 2.07(b) and/or a Bid Advance which bears interest based on the Adjusted Eurodollar Rate as provided in Section 2.03(a).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for member banks in the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Credit Agreement" means that certain amended and restated credit agreement, dated as of July 24, 1996, by and among the Company, previously known as The Dial Corp, Citibank and B of A, as agents, and the lenders named therein, as such agreement has been and may be amended from time to time.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal

                                       11
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means that certain fee letter, dated as of July 30, 2001, by and between the Administrative Agent, SSBI and the Company.

                  "Fitch" means Fitch, Inc. or any successor thereto that is a nationally-recognized rating agency.

                  "Fixed Rate" means, for the period for each Fixed Rate Advance comprising part of the same Bid Borrowing, the fixed interest rate per annum determined for such Advance, as provided in Section 2.03(a).

                  "Fixed Rate Advance" means a Bid Advance which bears interest at a fixed rate per annum determined as provided in Section 2.03(a).

                  "Funded Debt" means outstanding Debt of a Borrower and its Subsidiaries of the kind described in clauses (i), (ii) and (iii) of the definition of Debt.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Guarantied Obligations" has the meaning assigned to that term in Section 8.01.

                  "Guarantor" means the Company, in its capacity as guarantor of the Guarantied Obligations pursuant to the Guaranty.

                  "Guaranty" shall have the meaning set forth in Section 8.01.

                  "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person (the "Target") through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of the Target or by similar action if the Target is not a corporation and as to which such approval has not been withdrawn.

                  "Insufficiency" means, with respect to any Pension Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance, or

                                       12
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
on the date of continuation of such Advance as a Eurocurrency Rate Advance upon expiration of successive Interest Periods applicable thereto, on the date of Conversion of a Base Rate Advance into a Eurodollar Rate Advance, or on the date of Conversion of a Canadian Prime Rate Advance, a Banker's Acceptance or a BA Equivalent Advance into a Canadian Eurodollar Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the applicable Borrower may select in the Notice of Borrowing or the Notice of Conversion/Continuation for such Advance; provided, however, that:

                  (i) a Borrower may not select any Interest Period which ends after the Commitment Termination Date;

                  (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and

                  (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  "Issuance Notice" has the meaning specified in Section
2.17(b).

                  "Issue" means, with respect to any Letter of Credit, either issue, or extend the expiry of, or increase the amount of, such Letter of Credit, and the terms "Issued" and "Issuance" shall have corresponding meanings.

                  "Issuing Lender" means Bank One, NA.

                  "Lenders" means the Banks listed on Schedule I hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07 and, except when used in reference to a Committed Advance, a Committed Borrowing, a Commitment, a Letter of Credit or a related term, each Designated Bidder.

                  "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawings under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender and not theretofore reimbursed by the Domestic Borrower.

                  "Letters of Credit" means Standby Letters of Credit and Commercial Letters of Credit Issued by the Issuing Lender for the account of the Domestic Borrower pursuant to Section 2.17.

                  "Level" means Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be.

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                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Level 1" means that, as of any date of determination, a Borrower's Long-Term Debt rating is equal to or higher than at least two of the following: A- from S&P, A3 from Moody's and/or A- from Fitch.

                  "Level 2" means that, as of any date of determination, a Borrower's Long-Term Debt rating is equal to at least two of the following: BBB+ from S&P, Baa1 from Moody's and/or BBB+ from Fitch.

                  "Level 3" means that, as of any date of determination, a Borrower's Long-Term Debt rating is equal to at least two of the following: BBB from S&P, Baa2 from Moody's and/or BBB from Fitch.

                  "Level 4" means that, as of any date of determination, a Borrower's Long-Term Debt rating is equal to at least two of the following: BBB-from S&P, Baa3 from Moody's and/or BBB- from Fitch.

                  "Level 5" means that, as of any date of determination, a Borrower's Long-Term Debt rating is less than the ratings required for Levels 1 through 4, or that Levels 1 through 4 do not apply or cannot be applied.

                  "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                  "Loan Documents" means this Agreement, any promissory notes delivered pursuant to this Agreement and the related documents.

                  "Long-Term Debt" means senior, unsecured, non-credit enhanced long term debt securities of the Company.

                  "Margin Stock" has the meaning assigned to that term in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Subsidiary" means any Subsidiary of the Company having total assets in excess of $10,000,000.

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto that is a nationally-recognized rating agency.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate of the Company is making, or is obligated to make, contributions or has within any of the preceding six plan years been obligated to make or accrue contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Company or an ERISA Affiliate and at least one Person other than the Company and its ERISA Affiliates or

                                       14
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

(ii) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4063, 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Income" means net income in accordance with GAAP.

                  "Net Worth" means minority interests, preferred stock and common stock and other equity, as shown on the consolidated balance sheet of the Company and its Subsidiaries.

                  "Notice of Bid Borrowing" has the meaning specified in Section 2.03(a).

                  "Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Bid Borrowing, as the case may be.

                  "Notice of Committed Borrowing" has the meaning specified in
Section 2.02(a).

                  "Notice of Conversion/Continuation" has the meaning specified in Section 2.09.

                  "Original Currency" has the meaning specified in Section 9.13(a).

                  "Other Currency" has the meaning specified in Section 9.13(a).

                  "Payment Office" means (i) for Dollars, the principal office of the principal office of CUSA, located on the date hereof at 2 Penns Way, Suite 200, New Castle, Delaware, 19720 (or such other place as the Administrative Agent may designate by notice to the Domestic Borrower and the Lenders from time to time) and (ii) for Canadian Dollars, the principal office of the Canadian Agent, located on the date hereof at 123 Front Street, West, Toronto, Ontario (or such other place as the Canadian Agent may designate by notice to the Canadian Borrower and the Canadian Lenders from time to time).

                  "PBGC" means the U.S. Pension Benefit Guaranty Corporation.

                  "Pension Plan" means a Single Employer Plan or a Multiple Employer Plan or both.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "Reference Banks" means Citibank, J.P. Morgan Chase & Co. and Bank One, NA.

                  "Register" and "Registers" have the meanings specified in
Section 9.07(g).

                                       15
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  "Requisite Lenders" means at any time Lenders holding more than 50% of the then aggregate unpaid principal amount of the Committed Advances held by Lenders, or, if no such principal amount is then outstanding, Lenders having more than 50% of the Commitments (provided that, for purposes hereof, no Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Committed Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Committed Advances or the total Commitments).

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies or any successor thereto that is a nationally-recognized rating agency.

                  "Schedule I Bank" means any Canadian bank that is a bank referred to in Schedule I to the Bank Act (Canada), S.C. 1991, c.46, as amended.

                  "Schedule II Bank" means any Canadian bank that is a bank referred to in Schedule II to the Bank Act (Canada), S.C. 1991, c.46, as amended.

                  "Schedule III Bank" means any Canadian bank that is a bank referred to in Schedule III to the Bank Act (Canada), S.C. 1991, c.46, as amended.

                  "SEC" means the Securities and Exchange Commission and any successor agency.

                  "Short Term Credit Agreement" means the Credit Agreement (Short Term Revolving Credit Facility) among the Company, the Administrative Agent and the lenders party thereto of even date herewith.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and its ERISA Affiliates or (ii) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4062 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Spot Exchange Rate" means, at any date of determination thereof, with respect to the conversion of Dollars into Canadian Dollars or the conversion of Canadian Dollars into Dollars, the spot rate of exchange in Toronto that appears at 11:00 A.M., Toronto time, on the display page applicable to the relevant currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in Toronto for the conversion of Dollars into Canadian Dollars or the conversion of Canadian Dollars into Dollars, as applicable); provided that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent.

                  "SSBI" means Salomon Smith Barney Inc.

                  "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the account of the Domestic Borrower for the purpose of supporting

                                       16
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
performance, payment, deposit or surety obligations of the Domestic Borrower or its Subsidiaries (including payment obligations in respect of industrial revenue bonds).

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which at least 50% of the total voting power of shares of stock or other securities entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.

                  "TEC" means Travelers Express Company, Inc., a Subsidiary of the Company.

                  "Termination Date" means, with respect to any Lender, the earlier of (x) the Commitment Termination Date of such Lender and (y) the date of termination in whole of the Commitments of all Lenders pursuant to Sections 2.05, 2.06(b) or 6.01.

                  "Total Utilization of Canadian Commitments" means at any date of determination the aggregate principal amount of all Committed Advances made under the Canadian Commitment outstanding at such date.

                  "Total Utilization of Commitments" means at any date of determination the sum of (i) the aggregate principal amount of all Committed Advances outstanding at such date plus (ii) the aggregate principal amount of all Bid Advances outstanding at such date plus (iii) the Letter of Credit Usage determined as of such date.

                  "Total Utilization of Domestic Commitments" means at any date of determination the aggregate principal amount of all Advances made under the Domestic Commitment outstanding at such date.

                  "Type" means, with reference to an Advance, a Base Rate Advance, a Eurodollar Rate Advance, a Fixed Rate Advance, a Canadian Prime Rate Advance, a Canadian Eurodollar Rate Advance, a Banker's Acceptance or a BA Equivalent Advance.

                  "U.S. Lender" means each Bank listed on Schedule I as a U.S. Lender and its successors and assigns.

                  "Withdrawal Liability" has the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

                 SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                 SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All computations determining

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                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Lenders pursuant to Section 4.01(e). If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those then being utilized in the financial statements being delivered to the Lenders, such financial statements shall be accompanied by a reconciliation statement.

                  SECTION 1.04 CURRENCY EQUIVALENTS GENERALLY. For purposes of this Agreement, as of any date of determination thereof, the equivalent in Dollars of Canadian Dollars and the equivalent in Canadian Dollars of Dollars shall be determined by using the Spot Exchange Rate.

                  ARTICLE II. AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01.  THE COMMITTED ADVANCES.

                  (a) Each U.S. Lender severally agrees, on the terms and conditions hereinafter set forth, to make Committed Advances in Dollars to the Domestic Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount in Dollars set forth opposite such U.S. Lender's name in the column under the heading "Domestic Commitments" on Schedule II hereof or, if such U.S. Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(g), as such amount may be reduced pursuant to Section 2.05(b) (such U.S. Lender's "Domestic Commitment"); provided that the aggregate amount of the Domestic Commitments of the U.S. Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Bid Advances and the Letter of Credit Usage and such deemed use of the aggregate amount of the Domestic Commitments shall be applied to the U.S. Lenders ratably according to their respective Domestic Commitments (such deemed use of the aggregate amount of the Domestic Commitments resulting from the Bid Advances being the "Bid Reduction"); provided further that (i) in no event shall the aggregate principal amount of Committed Advances in Dollars from any U.S. Lender plus such U.S. Lender's pro rata share of the Letter of Credit Usage outstanding at any time exceed its Domestic Commitment then in effect and (ii) the Total Utilization of Domestic Commitments shall not exceed the aggregate amount of the Domestic Commitments then in effect. On the Closing Date, the aggregate of all Domestic Commitments in effect hereunder is $200,000,000.

                  (b) Each Canadian Lender severally agrees, on the terms and conditions hereinafter set forth, to make (1) Committed Advances in Canadian Dollars to the Canadian Borrower and (2) Committed Advances in Dollars to the Domestic Borrower, in each case from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount in U.S. Dollars set forth opposite such Canadian Lender's name in the column under the heading "Canadian Commitments" on Schedule II hereof or, if such Canadian Lender has entered into any Assignment and Acceptance, set forth for such Canadian Lender in the Canadian Register

                                       18
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
maintained by the Canadian Agent pursuant to Section 9.07(g), as such amount may be reduced pursuant to Section 2.05(b) (such Canadian Lender's "Canadian Commitment"); provided that after giving effect to such Committed Advances, (i) in no event shall the aggregate Dollar equivalent of the principal amount of Canadian Advances from any Canadian Lender outstanding exceed its Canadian Commitment then in effect (except to the extent permitted by Section 2.06(c)),
(ii) the Total Utilization of Canadian Commitments shall not exceed the aggregate amount of the Canadian Commitments then in effect (except to the extent permitted by Section 2.06(c)) and (iii) no Advance shall be made by a Canadian Lender to the Domestic Borrower unless, at the time of the Advance, the Total Utilization of Domestic Commitments equals the aggregate amount of Domestic Commitments then in effect. On the Closing Date, the aggregate of all Canadian Commitments in effect hereunder is the Canadian Dollar equivalent of $25,000,000.

                  (c) Each Committed Borrowing shall be in an aggregate amount not less than $2,000,000 or Cdn. $2,000,000, as applicable, an integral multiple of $1,000,000 or Cdn. $1,000,000, as applicable in excess thereof and shall consist of Committed Advances of the same Type and made in the same currency on the same day to the same Borrower by the Applicable Lenders ratably according to their respective Commitments. Within the limits of each Applicable Lender's Commitment, each Borrower may from time to time borrow, prepay pursuant to
Section 2.06(d) and reborrow under this Section 2.01. For purposes of this
Section 2.01, and all other provisions of this Article II, currency equivalents shall be determined in accordance with Section 1.04.

                  SECTION 2.02. MAKING THE COMMITTED ADVANCES

                  (a) Each Committed Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the date of a proposed Committed Borrowing consisting of Base Rate Advances in Dollars, (y) 11:00 A.M. (New York City time) on the third Business Day prior to the date of a proposed Committed Borrowing consisting of Eurocurrency Rate Advances and (z) 2:00 P.M. (Toronto time) on the date of a proposed Committed Borrowing consisting of Canadian Prime Rate Advances, Banker's Acceptances or BA Equivalent Advances, by the Borrower requesting the proposed Borrowing to the Applicable Agent, which shall give to each Applicable Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Committed Borrowing (a "Notice of Committed Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit A-1 hereto (or in the form of Exhibit A-3 hereto, in the case of a Committed Borrowing consisting of Banker's Acceptances), specifying therein the requested (i) date of such Committed Borrowing, (ii) currency of such Committed Borrowing (iii) Type of Committed Advances comprising such Committed Borrowing, (iv) aggregate amount of such Committed Borrowing, and (v) initial Interest Period for each such Committed Advance, in the case of a Committed Borrowing comprised of Eurocurrency Rate Advances. A Borrower may, subject to the conditions herein provided, borrow more than one Committed Borrowing on any Business Day.

                  Each Applicable Lender shall, (x) before 2:00 P.M. (New York City time) in the case of a Committed Borrowing consisting of Base Rate Advances, (y) before 11:00 A.M. (New York City time) in the case of a Committed Borrowing consisting of Eurocurrency Rate Advances and (z) 2:00 P.M. (Toronto time) in the case of a Committed Borrowing consisting of

                                       19
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

Canadian Prime Rate Advances, Banker's Acceptances or BA Equivalent Advances, in each case on the date of such Committed Borrowing, make available for the account of its Applicable Lending Office to the Applicable Agent (i) in the case of a Borrowing in Dollars, at such account maintained at the Payment Office for Dollars as shall have been notified by the Administrative Agent to the Lenders prior thereto and in same day funds, such U.S. Lender's or Canadian Lender's, as the case may be, ratable portion of such Committed Borrowing in Dollars and (ii) in the case of a Committed Borrowing in Canadian Dollars, at such account maintained at the Payment Office for Canadian Dollars as shall have been notified by the Canadian Agent to the Canadian Lenders prior thereto and in same day funds, such Canadian Lender's ratable portion of such Committed Borrowing in Canadian Dollars. After the Applicable Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Applicable Agent will make such funds available to the Borrower requesting the proposed Borrowing at the aforesaid applicable Payment Office.

                  (b) Anything in subsection (a) above to the contrary notwithstanding,

                           (i) a Borrower may not select Eurocurrency Rate Advances for any Committed Borrowing or with respect to the Conversion or continuance of any Committed Borrowing if the aggregate amount of such Committed Borrowing or such Conversion or continuance is less than $5,000,000 or Cdn. $5,000,000, as applicable;

                           (ii) there shall be no more than five Interest Periods relating to Committed Borrowings consisting of Eurocurrency Rate Advances outstanding at any time;

                           (iii) if any Lender shall, at least one Business Day before the date of any requested Committed Borrowing, notify the Applicable Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances hereunder, the Commitment of such Lender to make Eurocurrency Rate Advances or to Convert all or any portion of Base Rate Advances (if the affected currency is Dollars) or Canadian Prime Rate Advances (if the affected currency is Canadian Dollars) shall forthwith be suspended until the Applicable Agent shall notify the affected Borrower that such Lender has determined that the circumstances causing such suspension no longer exist and (A) if the affected currency is Dollars, such Lender's then outstanding Eurocurrency Rate Advances in Dollars, if any, shall be converted to Base Rate Advances as of the end of any applicable Interest Period or at such earlier time as may be legally required and (B) if the affected currency is Canadian Dollars, such Lender's then outstanding Eurocurrency Rate Advances in Canadian Dollars, if any, shall be converted to Canadian Prime Rate Advances as of the end of any applicable Interest Period or at such earlier time as may be legally required; provided that if Requisite Lenders (or in the case of Committed Advances in Canadian Dollars, Canadian Lenders having greater than 50% of the Canadian Commitments) are subject to the same illegality or assertion of illegality, then the right of the Borrowers to select Eurocurrency Rate Advances for such Committed Borrowing or any subsequent Committed Borrowing or to Convert all or any

                                       20
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
         portion of Base Rate Advances or Canadian Prime Rate Advances, as applicable, shall forthwith be suspended until the Administrative Agent shall notify the applicable Borrowers that the circumstances causing such suspension no longer exist, and each Committed Advance comprising such Committed Borrowing shall be a Base Rate Advance; provided, further, that before giving any such notice to the Applicable Agent, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid such unlawfulness or the assertion thereof and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender;

                           (iv) if any Borrower shall fail to select the duration of any Interest Period for any outstanding Eurocurrency Rate Advances in accordance with the provisions contained herein, then (A) if such Committed Advances are Committed Advances in Dollars, such Committed Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances and
         (B) if such Advances are Advances in Canadian Dollars, such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Canadian Prime Rate Advances;

                           (v) if fewer than two Reference Banks furnish timely information to the Applicable Agent for determining the Adjusted Eurodollar Rate for any Eurodollar Rate Advances comprising any requested Committed Borrowing, the right of a Borrower to select Eurodollar Rate Advances for such Committed Borrowing or any subsequent Committed Borrowing shall be suspended until the Applicable Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Committed Borrowing shall be made as a Base Rate Advance; and

                           (vi) if the Requisite Lenders (or in the case of Advances in Canadian Dollars, Canadian Lenders having greater than 50% of the Canadian Commitments) shall, at least one Business Day before the date of any requested Committed Borrowing, notify the Applicable Agent that the applicable interest rate for Eurocurrency Rate Advances comprising such Committed Borrowing will not adequately reflect the cost to such Requisite Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Committed Borrowing, the right of the Borrowers to select Eurocurrency Rate Advances for such Committed Borrowing or any subsequent Committed Borrowing shall be suspended until the Applicable Agent shall notify the applicable Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Committed Advance comprising such Committed Borrowing shall be made as a Base Rate Advance.

                  (c) Each Notice of Committed Borrowing shall be irrevocable and binding on the Borrower requesting the proposed Borrowing. In the case of any Committed Borrowing which the related Notice of Committed Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of

                                       21
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
such Committed Borrowing or by reason of the termination of hedging or other similar arrangements, in each case when such Advance is not made on such date (other than by reason of (i) a breach of a Lender's obligations hereunder or (ii) a suspension of Eurocurrency Rate Advances under clauses (iii), (v) or (vi) of paragraph (b) of this Section 2.02), including without limitation, as a result of any failure to fulfill on or before the date specified in such Notice of Committed Borrowing for such Committed Borrowing the applicable conditions set forth in Article III.

                  (d) Unless the Applicable Agent shall have received notice from an Applicable Lender prior to the date of any Committed Borrowing that such Applicable Lender will not make available to the Applicable Agent such Applicable Lender's ratable portion of such Committed Borrowing, the Applicable Agent may assume that such Applicable Lender has made such portion available to the Applicable Agent on the date of such Committed Borrowing in accordance with subsection (a) of this Section 2.02 and the Applicable Agent may, in reliance upon such assumption, make available to the Borrower requesting the proposed Borrowing on such date a corresponding amount. If and to the extent that such Applicable Lender shall not have so made such ratable portion available to the Applicable Agent, such Applicable Lender and such Borrower severally agree to repay to the Applicable Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Applicable Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Advances comprising such Committed Borrowing and (ii) in the case of such Applicable Lender, (x) with respect to Advances comprising such Committed Borrowing that are denominated in Dollars, the Federal Funds Rate, and (y) with respect to Advances comprising such Committed Borrowing that are denominated in a currency other than Dollars, the cost of such funds to the Applicable Agent, as determined by the Applicable Agent. If such Applicable Lender shall repay to the Applicable Agent such corresponding amount, such amount so repaid shall constitute such Applicable Lender's Advance as part of such Committed Borrowing for purposes of this Agreement.

                  (e) The failure of any Applicable Lender to make the Advance to be made by it as part of any Committed Borrowing shall not relieve any other Applicable Lender of its obligation, if any, hereunder to make its Advance on the date of such Committed Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Committed Borrowing.

                  SECTION 2.03. MAKING THE BID ADVANCES.

                  (a) Each U.S. Lender severally agrees that the Domestic Borrower may make Bid Borrowings in Dollars under this Section 2.03 from time to time on any Business Day during the period from the Closing Date until the date occurring one month prior to the Commitment Termination Date, in the manner set forth below; provided that, after giving effect to the making of each Bid Borrowing, the Total Utilization of Domestic Commitments shall not exceed the aggregate Domestic Commitments then in effect and the aggregate amount of the Bid Advances of all U.S. Lenders then outstanding shall not exceed the aggregate Domestic Commitments then in effect.

                                       22
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                           (i) The Domestic Borrower may request a Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a Bid Borrowing (a "Notice of Bid Borrowing"), in substantially the form of Exhibit A-2 hereto, specifying the date and aggregate amount of the proposed Bid Borrowing, the maturity date for repayment of each Bid Advance to be made as part of such Bid Borrowing (which maturity date may not be earlier than the date occurring thirty (30) days (in the case of Fixed Rate Advances) or one (1) month (in the case of Eurodollar Rate Advances) after the date of such Bid Borrowing, or in any case later than the Termination Date), whether the U.S. Lenders should offer to make Fixed Rate Advances or Eurodollar Rate Advances, the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one (1) Business Day prior to the date of a proposed Bid Borrowing consisting of Fixed Rate Advances and
         (B) at least four (4) Business Days prior to the date of a proposed Bid Borrowing consisting of Eurodollar Rate Advances. The Administrative Agent shall in turn promptly notify each U.S. Lender of each request for a Bid Borrowing received by it from the Domestic Borrower by sending such U.S. Lender a copy of the related Notice of Bid Borrowing.

                           (ii) Each U.S. Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Advances to the Domestic Borrower as part of such proposed Bid Borrowing at a Fixed Rate or Rates or a margin or margins relative to the Adjusted Eurodollar Rate, as requested by the Domestic Borrower. Each U.S. Lender electing to make such an offer shall do so by notifying the Administrative Agent (which shall give prompt notice thereof to the Domestic Borrower), before 10:00 A.M. (New York City time) (A) the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to clause (A) of paragraph
         (i) above and (B) three (3) Business Days before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the amount of each Bid Advance which such U.S. Lender would be willing to make as part of such proposed Bid Borrowing (which amount may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such U.S. Lender's Commitment, if any), the Fixed Rate or Rates or margin or margins relative to the Adjusted Eurodollar Rate, as requested by the Domestic Borrower, which such U.S. Lender would be willing to accept for such Bid Advance and such U.S. Lender's Applicable Lending Office with respect to such Bid Advance; provided that if the Administrative Agent in its capacity as a U.S. Lender, or any affiliate of the Administrative Agent in its capacity as a U.S. Lender, shall, in its sole discretion, elect to make any such offer, it shall notify the Domestic Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other U.S. Lenders.

                           (iii) The Domestic Borrower, in turn, (A) before 12:00 P.M. (New York City time) the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 12:00 Noon (New York City time) three (3) Business Days before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                                       23
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (x) cancel such Bid Borrowing by giving the Administrative Agent notice to that effect, or

                  (y) accept one or more of the offers made by any U.S. Lender or U.S. Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Bid Advance to be made by each U.S. Lender as part of such Bid Borrowing, and reject any remaining offers made by U.S. Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending rates for Bid Borrowings of the same Type and duration; and provided further that the Domestic Borrower may not accept offers in excess of the aggregate amount requested in the Notice of Bid Borrowing; and provided further still if offers are made by two or more U.S. Lenders for the same Type of Bid Borrowing for the same duration and with the same rate of interest, in an aggregate amount which is greater than the amount requested, such offers shall be accepted on a pro rata basis in proportion to the amount of the offer made by each such U.S. Lender.

                           (iv) If the Domestic Borrower notifies the
         Administrative Agent that such Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the U.S. Lenders and such Bid Borrowing shall not be made.

                           (v) If the Domestic Borrower accepts (which acceptance may not be revoked) one or more of the offers made by any U.S. Lender or U.S. Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each U.S. Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Bid Borrowing and whether or not any offer or offers made by such U.S. Lender pursuant to paragraph (ii) above have been accepted by the Domestic Borrower, (B) each U.S. Lender that is to make a Bid Advance as part of such Bid Borrowing, of the amount of each Bid Advance to be made by such U.S. Lender as part of such Bid Borrowing, and (C) each U.S. Lender that is to make a Bid Advance as part of such Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III.

                  (b) Each U.S. Lender that is to make a Bid Advance as part of a Bid Borrowing shall, before 1:00 P.M. (New York City time) on the date of such Bid Borrowing specified in the Notice of Bid Borrowing relating thereto, make available for the account of its Applicable Lending Office to the Administrative Agent at such account maintained at the Payment Office for Dollars as shall have been notified by the Administrative Agent to the U.S. Lenders prior thereto and in same day funds, such U.S. Lender's portion of such Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Domestic Borrower at the aforesaid applicable Payment Office. Promptly after each Bid Borrowing the Administrative Agent will notify each U.S. Lender of the amount of the Bid Borrowing, the consequent Bid Reduction and the dates upon which such Bid Reduction commenced and will terminate. The Domestic Borrower shall indemnify each U.S. Lender

                                       24
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
which is to make a Bid Advance (as a result of the acceptance by the Domestic Borrower of one or more offers by such U.S. Lender) as part of a Bid Borrowing against any loss, cost or expense incurred by such U.S. Lender by reason of the liquidation or reemployment of deposits or other funds acquired by such U.S. Lender to fund the Bid Advance to be made by such U.S. Lender as part of such Bid Borrowing or by reason of the termination of hedging or other similar arrangements, in each case when such Bid Advance is not made on such date (other than by reason of a breach of a U.S. Lender's obligations hereunder), including without limitation, as a result of any failure to fulfill on or before the date specified in such notice of Bid Borrowing for such Bid Borrowing the applicable conditions set forth in Article III.

                  (c) Each Bid Borrowing shall be in an aggregate principal amount of not less than $5,000,000 with increments of $1,000,000 and, following the making of each Bid Borrowing, the Domestic Borrower and each U.S. Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

                  (d) Within the limits and on the conditions set forth in this
Section 2.03, the Domestic Borrower may from time to time borrow under this
Section 2.03, repay or prepay pursuant to subsection (e) below, and reborrow under this Section 2.03; provided that a Notice of Bid Borrowing shall not be given within seven (7) Business Days of the date of any other Notice of Bid Borrowing.

                  (e) The Domestic Borrower shall repay to the Administrative Agent for the account of each U.S. Lender which has made, or holds the right to repayment of, a Bid Advance to such Borrower on the maturity date of each Bid Advance (such maturity date being that specified by the Domestic Borrower for repayment of such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to subsection (a)(i) above) the then unpaid principal amount of such Bid Advance. The Domestic Borrower shall not have the right to prepay any principal amount of any Bid Advance unless, and then only on the terms, specified by the Domestic Borrower for such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to subsection (a)(i) above.

                  (f) The Domestic Borrower shall pay interest on the unpaid principal amount of each Bid Advance from the date of such Bid Advance to the date the principal amount of such Bid Advance is repaid in full, at the rate of interest for such Bid Advance specified by the U.S. Lender making such Bid Advance in its notice with respect thereto delivered pursuant to subsection
(a)(ii) above, payable on the interest payment date or dates specified by the Domestic Borrower for such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to subsection (a)(i) above; provided that any principal amount of any Bid Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) until the scheduled maturity date of such Bid Advances, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due, and (B) from and after the scheduled maturity date of such Bid Advances, 2% per annum above the Base Rate in effect from time to time.

                                       25
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  SECTION 2.04. FEES.

                  (a) Facility Fees. The Domestic Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on such Lender's daily average Commitment, whether used or unused and without giving effect to any Bid Reduction or Letter of Credit Usage, from the Closing Date in the case of each initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, in each case until the Termination Date, such facility fees to be calculated on the basis of a 360-day year and payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing September 30, 2001 and on the Termination Date, in an amount equal to the product of (i) such Lender's daily average Domestic Commitment, whether used or unused and without giving effect to any Bid Reduction or Letter of Credit Usage, in effect during the period for which such payment that is to be made times (ii) the weighted average rate per annum that is derived from the following rates:
(a) a rate of 0.100% per annum with respect to each day during such period that the ratings with respect to Long-Term Debt were at Level 1, (b) a rate of 0.125% per annum with respect to each day during such period that such ratings were at Level 2, (c) a rate of 0.150% per annum with respect to each day during such period that such ratings were at Level 3, (d) a rate of 0.200% per annum with respect to each day during such period that such ratings were at Level 4, and
(e) at the rate of 0.3750% per annum with respect to each day during such period that such ratings were at Level 5. If any change in the rating established by S&P, Moody's or Fitch with respect to Long-Term Debt shall result in a change in the Level, the change in the commitment fee shall be effective as of the date on which such rating change is publicly announced. If the ratings established by any two of S&P, Moody's or Fitch with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for purposes of calculating the commitment fee for such day shall be deemed to be Level 5 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders).

                  (b) Letter of Credit Fee to Each Lender. The Domestic Borrower agrees to pay to the Administrative Agent for the account of the U.S. Lenders (ratably in accordance with their respective Domestic Commitments) a Letter of Credit fee with respect to each Letter of Credit payable quarterly, in arrears, on the last day of each March, June, September and December, commencing September 30, 2001 in an amount equal to the product of:

                           (i) the average daily aggregate amount of the outstanding Letters of Credit during such period for which such payment is to be made, times

                           (ii) a rate of 1.250% per annum.

                  (c) Letter of Credit Fee to Issuing Lender. The Domestic Borrower agrees to pay to the Administrative Agent for the account of the Issuing Lender a fee with respect to each Letter of Credit issued by the Issuing Lender payable quarterly, in arrears, on the last day of each March, June, September and December, commencing September 30, 2001 in an amount equal to the product of:

                                       26
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                           (i) the average daily aggregate amount of the outstanding Letters of Credit during such period for which such payment is to be made, times

                           (ii) a rate of .1250% per annum, or as otherwise agreed between the Issuing Lender and the Domestic Borrower.

                  (d) Bid Advance Administration Fee. The Domestic Borrower agrees to pay the Administrative Agent for its own account a handling fee as set forth in the Fee Letter in connection with each request for a Bid Advance pursuant to Section 2.03.

                  (e) Agents' Fees. The Domestic Borrower agrees to pay to each Agent the fees payable to such Agent pursuant to the Fee Letter.

                  SECTION 2.05. TERMINATION AND REDUCTION OF THE COMMITMENTS.

                  (a) Mandatory Termination. In the event that a mandatory prepayment in full of the Advances is required by the Requisite Lenders pursuant to Section 2.06(b) (whether or not there are Advances outstanding), the Commitments of the Applicable Lenders shall immediately terminate.

                  (b) Optional Reductions.

                           (i) The Domestic Borrower shall have the right, upon at least three (3) Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Domestic Commitments of the U.S. Lenders; provided that
         (i) each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and
         (ii) the aggregate of the Domestic Commitments of the U.S. Lenders shall not be reduced to an amount which is less than the Total Utilization of Domestic Commitments.

                           (ii) The Canadian Borrower shall have the right, upon at least three (3) Business Days' notice to the Canadian Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Canadian Commitments of the Canadian Lenders; provided that
         (i) each partial reduction shall be in the aggregate amount of Cdn. $5,000,000 or an integral multiple of Cdn. $1,000,000 in excess thereof, and (ii) the aggregate of the Canadian Commitments of the Canadian Lenders shall not be reduced to an amount which is less than the Total Utilization of Canadian Commitments.

                  (c) No Reinstatement. Once so reduced or terminated pursuant to this Section 2.05, Commitments of the Applicable Lenders shall not be reinstated.

                  SECTION 2.06. REPAYMENT AND PREPAYMENT OF ADVANCES.

                  (a) Mandatory Repayment on Certain Date. Each Borrower shall repay the outstanding principal amount of each Advance as follows: (i) for each Committed Advance made by each Lender on the Termination Date, and (ii) for each Bid Advance at the maturity date specified in the Notice of Bid Borrowing.

                                       27
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (b) Mandatory Prepayment in Certain Events. If any one of the following events shall occur:

                           (i) any Person or Persons acting in concert shall acquire beneficial ownership of more than 40% of the Company's voting stock; or

                           (ii) during any period of up to 12 months, individuals who at the beginning of such period were directors of the Company shall cease to constitute a majority of the Company's board of directors; or

                           (iii) the Company or any of its Material Subsidiaries shall convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any Person; or

                           (iv) any Debt which is outstanding in a principal amount of at least $25,000,000 in the aggregate (but excluding Debt arising under this Agreement) of the Company or any of its Subsidiaries (as the case may be) shall be required to be prepaid (other than by a regularly scheduled required prepayment or by a required prepayment of insurance proceeds or by a required prepayment as a result of formulas based on asset sales or excess cash flow), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof (other than as set forth in Section 6.01(d));


then, and in any such event, if the Administrative Agent shall have received notice from any Lender (or the Requisite Lenders with respect to Section 2.06(b)(iv)) that such Lender or Lenders elect to have the Advances prepaid in full and the Commitments terminated and the Administrative Agent shall have provided notice to the Borrowers that the Advances are to be prepaid in full and the Commitments are to be terminated, (A) the Borrowers shall immediately prepay in full the Advances, together with interest accrued to the date of prepayment and will reimburse the Lenders in respect thereof pursuant to Section 9.04(b),
(B) the Domestic Borrower shall immediately cash collateralize the Letters of Credit pursuant to Section 6.02 and (C) the Commitments shall immediately terminate.

                  (c) Mandatory Repayment of Canadian Advances. If, on any day, as a result of currency fluctuations the equivalent in Canadian Dollars of the aggregate principal amount of all Advances of the Canadian Lenders then outstanding exceeds 103% of the aggregate Canadian Commitments, the Canadian Borrower shall prepay to the Administrative Agent for the account of each Canadian Lender, on such day or at the end of each successive Interest Period applicable to Canadian Eurodollar Rate Advances, upon the maturity date of any Banker's Acceptance or on the last day of the BA Equivalent Interest Period applicable to BA Equivalent Advances, the aggregate principal amount of all Advances of the Canadian Lenders outstanding until the equivalent in Canadian Dollars of the aggregate principal amount of all Advances of the Canadian Lenders is reduced to not more than 100% of the aggregate Canadian Commitments.

                  (d) Voluntary Prepayments of Committed Borrowings.

                                       28
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                           (i) No Borrower shall have any right to prepay any principal amount of any Advances other than as provided in this subsection (d).

                           (ii) The Domestic Borrower may, upon notice to the Administrative Agent no later than 11:00 A.M. (New York time) (A) on the date the Domestic Borrower proposes to prepay Committed Advances in the case of Base Rate Advances and (B) at least two (2) Business Days' notice to the Administrative Agent in the case of Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Domestic Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Committed Borrowing in whole or ratably in part; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, and (y) in the case of any such prepayment of any Eurodollar Rate Advance, the Domestic Borrower shall pay all accrued interest to the date of such prepayment on the portion of such Eurodollar Rate Advance being prepaid and shall be obligated to reimburse the U.S. Lenders in respect thereof pursuant to
         Section 9.04(b).

                           (iii) The Canadian Borrower may, upon notice to the Canadian Agent no later than (A) 1:00 P.M. (Toronto time) on the date the Canadian Borrower proposes to make a prepayment, in the case of Canadian Prime Rate Advances, and (B) 1:00 P.M. (Toronto time) at least two (2) Business Days' in advance of the date on which the Canadian Borrower proposes to make a prepayment in the case of Canadian Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Canadian Borrower shall, prepay the outstanding principal amounts of the Canadian Advances made to the Canadian Borrower comprising part of the same Borrowing in whole or ratably in part; provided, however, that
         (x) each partial prepayment shall be in an aggregate principal amount not less than Cdn. $1,000,000 and integral multiples of Cdn. $1,000,000 in excess thereof, or, if less, the entire remaining balance, and (y) in the case of any such prepayment of Canadian Eurodollar Rate Advances, the Canadian Borrower shall pay all accrued interest to the date of such prepayment on the portion of such Canadian Advance being prepaid and shall be obligated to compensate the Canadian Lenders in respect thereof pursuant to Section 9.04(b).

                  (e) No Prepayment of Bid Borrowings. The Domestic Borrower shall have no right to prepay any principal amount of any Bid Advances.

                  SECTION 2.07. INTEREST ON COMMITTED ADVANCES. Each Borrower shall pay to each Applicable Lender interest accrued on the principal amount of each Committed Advance made to such Borrower outstanding from time to time from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. If such Committed Advance is a Base Rate Advance, a rate per annum equal at all times to (i) the Base Rate in effect from time to time plus (ii) the Applicable Margin, if any, payable quarterly in arrears on the last day of each March, June, September and December during the term of this Agreement, commencing September 30,

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                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

2001, and on the Termination Date; provided that any amount of principal, interest, fees and other amounts payable under this Agreement (including, without limitation, the principal amount of Base Rate Advances, but excluding the principal amount of Eurocurrency Rate Advances) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

                  (b) Eurocurrency Rate Advances. If such Committed Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of (i) (A) as to Advances in Dollars, the Adjusted Eurodollar Rate for such Interest Period and (B) as to Advances in Canadian Dollars, the Canadian Eurodollar Rate for such Interest Period plus (ii) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any principal amount of any Eurocurrency Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) during the Interest Period applicable to such Eurocurrency Rate Advance, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due and (B) after the expiration of such Interest Period, 2% per annum above the Base Rate in effect from time to time.

                  (c) Canadian Prime Rate Advances. If such Committed Advance is a Canadian Prime Rate Advance, a rate per annum equal at all times to (i) the Canadian Prime Rate in effect from time to time plus (ii) the Applicable Margin, if any, payable quarterly in arrears on the last day of each March, June, September and December during the term of this Agreement, commencing September 30, 2001, and on the Termination Date; provided that any amount of principal, interest, fees and other amounts payable under this Agreement (including, without limitation, the principal amount of Canadian Prime Rate Advances (including Canadian Prime Rate Advances deemed to have been made pursuant to Section 2.18) but excluding the principal amount of Eurocurrency Rate Advances) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% above the rate per annum obtained pursuant to (i) and (ii) above. For purposes of the Interest Act (Canada), the annual rates of interest to which the rates determined in accordance with the foregoing provisions of this Section 2.07(c) are equivalent, are the rates so determined multiplied by the actual number of days in the relevant calendar year and divided by three hundred sixty-five (365).

                  (d) Interest on Canadian Advances. For the purposes of the Interest Act (Canada) and disclosure thereunder whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent to the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this

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                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement. Advances comprising of the drawing and acceptance of Banker's Acceptances or of BA Equivalent Advances shall be subject to an Acceptance Fee (computed on the actual number of days in the term of such Banker's Acceptance or the number of days in the BA Equivalent Interest Period applicable thereto over a year or 365 days) calculated and payable at a rate per annum equal to the Applicable Margin for a Eurocurrency Rate Advance.

                  (e) Maximum Rate in Canada. If any provision of this Agreement would oblige the Canadian Borrower to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Canadian Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Canadian Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

                           (i) first, by reducing the amount or rate of interest or the amount or rate of any Acceptance Fee required to be paid to the affected Canadian Lender under Sections 2.06 and 2.18, as applicable, and

                           (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Canadian Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

                  SECTION 2.08. INTEREST RATE DETERMINATION.

                  (a) Each Reference Bank agrees to furnish to the Applicable Agent timely information for the purpose of determining each applicable interest rate. If any one or more of the Reference Banks shall not furnish such timely information to the Applicable Agent for the purpose of determining any such interest rate, the Applicable Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks, subject to Section 2.02(b)(v).

                  (b) The Applicable Agent shall give prompt notice to the applicable Borrowers and the Applicable Lenders of the applicable interest rate determined by the Applicable Agent for purposes of Section 2.07(a) or 2.07(b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

                  SECTION 2.09. VOLUNTARY CONVERSION OR CONTINUATION OF COMMITTED ADVANCES.

                  (a) Each Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuance (a "Notice of Conversion/Continuation") and subject to the provisions of Section 2.02(b), (1) Convert all

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                                                            Amended and Restated
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
Committed Advances of one Type comprising the same Committed Borrowing into Advances of another Type in the same currency and (2) upon the expiration of any Interest Period applicable to Committed Advances which are Eurocurrency Rate Advances, continue all (or, subject to Section 2.02(b), any portion of) such Advances as Eurocurrency Rate Advances and the succeeding Interest Period(s) of such continued Advances shall commence on the last day of the Interest Period of the Advances to be continued; provided, however, that any Conversion of any Eurocurrency Rate Advances into Base Rate Advances or Canadian Prime Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Rate Advances. Each such Notice of Conversion/Continuation shall, within the restrictions specified above, specify (i) the date of such continuation or Conversion, (ii) the Committed Advances (or, subject to Section 2.02(b), any portion thereof) to be continued or Converted, (iii) if such continuation is of, or such Conversion is into, Eurocurrency Rate Advances, the duration of the Interest Period for each such Committed Advance, and (iv) in the case of a continuation of or a Conversion into a Eurocurrency Rate Advance, that no Potential Event of Default or Event of Default has occurred and is continuing.

                  (b) If upon the expiration of the then existing Interest Period applicable to any Committed Advance which is a Eurocurrency Rate Advance in Dollars or in Canadian Dollars made to any Borrower, such Borrower shall not have delivered a Notice of Conversion/Continuation in accordance with this
Section 2.09, then such Advance shall upon such expiration automatically be Converted to a Base Rate Advance or a Canadian Prime Rate Advance, as applicable.

                  (c) After the occurrence of and during the continuance of a Potential Event of Default or an Event of Default, no Borrower may elect to have an Advance be made or continued as, or Converted into, a Eurocurrency Rate Advance after the expiration of any Interest Period then in effect for that Advance.

                  (d) In addition and in clarification to the conversion provisions set out above, the Canadian Borrower may convert Canadian Prime Rate Advances and Canadian Eurodollar Rate Advances into Banker's Acceptances (and, if applicable, BA Equivalent Advances) or effect a roll-over of such Banker's Acceptances (and, if applicable, BA Equivalent Advances) in accordance with the provisions set out above, provided that:

                           (i) no Canadian Prime Rate Advance or Canadian Eurodollar Rate Advance may be converted into a Banker's Acceptance or BA Equivalent Advance when any Default or Event of Default has occurred or is continuing;

                           (ii) Banker's Acceptances and BA Equivalent Advances may only be converted or rolled over on the maturity date of such Banker's Acceptance or on the last day of the applicable BA Equivalent Interest Period; and

                           (iii) no roll-over of any Banker's Acceptance or BA Equivalent Advance may be effected at any time any Default or Event of Default has occurred or is continuing.

                  SECTION 2.10. INCREASED COSTS.

                                       32
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurodollar Rate Advances included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances made to any Borrower, then such Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Applicable Agent), pay to the Applicable Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A reasonably detailed certificate as to the amount and manner of calculation of such increased cost, submitted to such Borrower and the Applicable Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender (other than Designated Bidders) determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Applicable Agent), the Domestic Borrower (in the case of any Lender) and the Canadian Borrower (in the case of a Canadian Lender) shall immediately pay to the Applicable Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A reasonably detailed certificate as to such amounts and the manner of calculation thereof submitted to the Borrowers and the Applicable Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or similar instruments issued by, or assets held by, or deposits in or for the account of, the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement as it pertains to the Letters of Credit and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Lender of Issuing or maintaining any Letter of Credit, therein (which increase in cost shall be determined by the Administrative Agent's reasonable allocation of the aggregate of such cost increases resulting from such event), then, within 10 days after demand by the Issuing Lender the Domestic Borrower shall pay to the Issuing Lender from time to time as specified by the Issuing Lender, additional amounts that shall be sufficient to compensate the Issuing Lender for such increased cost. A reasonably detailed certificate as to such increased cost incurred by the Issuing Lender as a result of any event mentioned in clause (i) or (ii) above, submitted to the Domestic Borrower in good faith, shall, in the absence of manifest error, be conclusive as to the amount thereof.

                                       33
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (d) If the Issuing Lender reasonably determines that compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender and the Issuing Lender reasonably determines that the amount of such capital is increased by or based upon the existence of the commitment of the Issuing Lender to issue or join in or cause the issuance or acceptance of Letters of Credit hereunder and other commitments of the same type and the Issuing Lender reasonably determines that the rate of return on its or such controlling corporation's capital as a consequence of such Letters of Credit issued or accepted by the Issuing Lender is reduced to a level below that which the Issuing Lender or such controlling corporation would have achieved but for the occurrence of such circumstances, then, within 10 days after demand by the Issuing Lender, as the case may be (with a copy to the Administrative Agent), the Domestic Borrower shall pay to the Issuing Lender from time to time such additional amounts as may be specified by the Issuing Lender as sufficient to compensate it for such reduction in the rate of return, to the extent that the Issuing Lender reasonably determines such increase in capital to be allocable to the existence of any commitment of the Issuing Lender hereunder or to the issuance or maintenance of any Letters of Credit hereunder. A reasonably detailed certificate as to such amounts submitted to the Domestic Borrower by the Issuing Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (e) If a Lender shall change its Applicable Lending Office, such Lender shall not be entitled to receive any greater payment under Sections
2.10 and 2.12 than the amount such Lender would have been entitled to receive if it had not changed its Applicable Lending Office, unless such change was made at the request of a Borrower or at a time when the circumstances giving rise to such greater payment did not exist.

                  SECTION 2.11. PAYMENTS AND COMPUTATIONS.

                  (a) The Domestic Borrower shall make each payment hereunder not later than 1:00 P.M. (New York City time) on the day when due in Dollars to the Administrative Agent at its address referred to in Section 9.02 in same day funds. The Canadian Borrower shall make each payment hereunder not later than 1:00 P.M. (Toronto time) on the day when due in Canadian Dollars to the Canadian Agent at its address referred to in Section 9.02 for Canadian Dollars in same day funds. Subject to the immediately succeeding sentence, the Applicable Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.10 or 2.12) to the Applicable Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Applicable Lender to such Applicable Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of principal or interest paid after an Event of Default and an acceleration or a deemed acceleration of amounts due hereunder, the Applicable Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably in accordance with each Applicable Lender's outstanding Advances (other than amounts payable pursuant to Section 2.10 or 2.12) to the Applicable Lenders for the account of their respective Applicable Lending Offices. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Applicable Register pursuant to Section 9.07(g), from and after the effective date specified

                                       34
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
in such Assignment and Acceptance, the Applicable Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on (i) the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, (ii) the Canadian Prime Rate shall be made by the Canadian Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted Eurodollar Rate, the Canadian Eurodollar Rate, the Federal Funds Rate or the Fixed Rate and of commitment, Letter of Credit and other fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or such fees are payable. Each determination by the Applicable Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Applicable Agent may assume that such Borrower has made such payment in full to the Applicable Agent on such date and the Applicable Agent may, in reliance upon such assumption, cause to be distributed to each Applicable Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Applicable Agent, each Applicable Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for payments in Dollars and for payments in a currency other than Dollars at the cost of funds to the Applicable Agent, as certified in writing by the Applicable Agent.

                  SECTION 2.12. TAXES.

                  (a) Any and all payments by a Borrower hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and each Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof or in which its principal office is located, (ii) in the case of each Lender taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and (iii) in the case of each Lender and each Agent, taxes

                                       35
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
imposed by the United States by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable on the date hereof in the case of each Bank and on the effective date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, on payments to be made to the Agents or such Lender's Applicable Lending Office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or an Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Domestic Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.12) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made by the applicable Borrower within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Borrower will furnish to the Applicable Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Domestic Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Domestic Borrower with Internal Revenue Service W-8BEN or W-8EC1, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.12(a).

                                       36
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (f) For any period with respect to which a Lender has failed to provide the Domestic Borrower with the appropriate form described in Section 2.12(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection
(e) above), such Lender shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Domestic Borrower shall, at the expense of such Lender, take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder.

                  SECTION 2.13.  SHARING OF PAYMENTS, ETC.

                  (a) If any U.S. Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Advances made by it or Letter of Credit Usage (other than pursuant to Section 2.10 or 2.12) in excess of its ratable share of payments on account of the Committed Advances or Letter of Credit Usage obtained by all the U.S. Lenders, such U.S. Lender shall forthwith purchase from the other U.S. Lenders such participations in the Committed Advances made by them or Letter of Credit Usage as shall be necessary to cause such purchasing U.S. Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing U.S. Lender, such purchase from each U.S. Lender shall be rescinded and such U.S. Lender shall repay to the purchasing U.S. Lender the purchase price to the extent of such recovery together with an amount equal to such U.S. Lender's ratable share (according to the proportion of (i) the amount of such U.S. Lender's required repayment to (ii) the total amount so recovered from the purchasing U.S. Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrowers in the amount of such participation.

                  (b) If any Canadian Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Advances made by it (other than pursuant to Section
2.10 or 2.12) in excess of its ratable share of payments on account of the Committed Advances obtained by all the Canadian Lenders, such Canadian Lender shall forthwith purchase from the other Canadian Lenders such participations in the Committed Advances made by them as shall be necessary to cause such purchasing Canadian Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Canadian Lender, such purchase from each Canadian Lender shall be rescinded and such Canadian Lender shall repay to the purchasing Canadian Lender the purchase price to the extent of such recovery together with an amount equal to such Canadian Lender's ratable share (according to the proportion of (i) the amount of such Canadian Lender's required repayment to (ii) the total

                                       37
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
amount so recovered from the purchasing Canadian Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrowers in the amount of such participation.

                  SECTION 2.14. EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance and Letter of Credit owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Registers maintained by the Administrative Agent and the Canadian Agent pursuant to Section 9.07(g) shall include a control account, and a subsidiary account for each Applicable Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Borrowing and Letter of Credit made hereunder, the Borrower that received the proceeds of such Borrowing, the Type of Advances comprising such Borrowing, the Interest Period applicable thereto and the currency in which such Advances are made, and with respect to Letters of Credit the tenor of such obligations,
(ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrowers to each Applicable Lender hereunder, and (iv) the amount of any sum received by the Applicable Agent from the applicable Borrowers hereunder and each Applicable Lender's share thereof.

                  (c) The entries made in the Registers shall be conclusive and binding for all purposes, absent manifest error.

                  (d) If, in the opinion of any Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Domestic Borrower resulting from the Committed Advances or Bid Advances made, or to be made, by such Lender to the Domestic Borrower, then, upon request of such Lender, the Domestic Borrower shall promptly execute and deliver to such Lender a promissory note substantially in the form of Exhibit H-1 in the case of Committed Advances and Exhibit H-2 in the case of Bid Advances, payable to the order of such Lender in an amount up to the maximum amount of Committed Advances or Bid Advances, as the case may be, payable or to be payable by the Domestic Borrower to the Lender from time to time hereunder.

                  (e) If, in the opinion of any Canadian Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Canadian Borrower resulting from the Committed Advances made, or to be made, by such Canadian Lender to the Canadian Borrower, then, upon request of such Canadian Lender, the Canadian Borrower shall promptly execute and deliver to such Canadian Lender a promissory note substantially in the form of Exhibit H-3, payable to the order of such Canadian Lender in an amount up to the maximum amount of Canadian Advances payable or to be payable by the Canadian Borrower to the Canadian Lender from time to time hereunder.

                                       38
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  SECTION 2.15. USE OF PROCEEDS.

                  (a) Advances and Letters of Credit shall be used by the Borrowers for commercial paper backup and for general corporate purposes; provided that proceeds of Advances and proceeds of commercial paper as to which this Agreement provides backup shall not be used for any Hostile Acquisition.

                  (b) No portion of the proceeds of any Advances and Letters of Credit under this Agreement shall be used by any Borrower or any of its Subsidiaries in any manner which might cause the Advances or the application of such proceeds to violate, or require any Lender to make any filing or take any other action under Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such Advances and such use of proceeds.

                  SECTION 2.16. SUBSTITUTION OF LENDERS. If any Lender requests compensation from a Borrower under Section 2.10 (a), (b), (c) or (d) or Section 2.12, either Borrower shall have the right, with the assistance of the Applicable Agent, to seek one or more Eligible Assignees (which may be one or more of the Lenders) reasonably satisfactory to the Applicable Agent and such Borrower to purchase the Advances and assume the Commitments of such Lender, and in the case of an Issuing Lender, the obligations of the Issuing Lender to Issue Letters of Credit, and the Borrowers, the Applicable Agent, such Lender, and such Eligible Assignees shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Section 9.07(a) hereof to effect the assignment of rights to and the assumption of obligations by such Eligible Assignees; provided that (i) such requesting Lender shall be entitled to compensation under Section 2.10 and 2.12 for any costs incurred by it prior to its replacement, (ii) no Event of Default or Potential Event of Default has occurred and is continuing, (iii) the applicable Borrowers have satisfied all of its obligations under the Loan Documents relating to such Lender, including without limitation obligations, if any, under Section 9.04(b) and (iv) the applicable Borrowers shall have paid the Applicable Agent a $3,000 administrative fee if such replacement Lender is not an existing Lender.


                  SECTION 2.17. LETTERS OF CREDIT

                  (a) The Issuing Lender agrees, in accordance with the terms and conditions hereinafter set forth, from time to time on any Business Day during the period from the Closing Date until the date which occurs 30 days before the Termination Date to Issue letters of credit denominated in Dollars (each a "Letter of Credit") in an aggregate face amount not to exceed $200,000,000 outstanding at any one time, each such Letter of Credit to expire on or before the earlier of (i) the Termination Date or (ii) (A) in the case of Standby Letters of Credit, unless the terms of the Letter of Credit provide for a longer period, the one year anniversary of its Issuance and (B) in the case of Commercial Letters of Credit, 180 days after the date of its Issuance. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Domestic Borrower herein set forth, the Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this Section 2.17 and in accordance with the Issuing Lender's standard form of application for issuance of letters of credit; provided that

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                                                    Credit Agreement (Long Term)
the Domestic Borrower shall not request, and the Issuing Lender shall have no obligation to Issue, any Letter of Credit if after giving effect to the Issuance of such Letter of Credit, either (I) the outstanding Letter of Credit Usage shall exceed $200,000,000 or (II) the sum of (A) the outstanding Letter of Credit Usage and (B) the equivalent in Dollars of the then outstanding Advances, shall exceed the aggregate Domestic Commitments.

                  On the last day of each calendar month, the Issuing Lender shall deliver to the Administrative Agent (with a copy to the Domestic Borrower) a schedule identifying all then outstanding Letters of Credit Issued by the Issuing Lender, together with details of the face amount and expiration date thereof and the name and address of each beneficiary thereof.

                  (b) Whenever the Domestic Borrower desires the Issuance of a Letter of Credit, it shall deliver an issuance notice (an "Issuance Notice") to the Administrative Agent and the Issuing Lender not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Issuance or such shorter time as may be agreed among the Administrative Agent, the Issuing Lender and the Domestic Borrower. Each Issuance Notice shall be in writing, in substantially the form of Exhibit F hereto, specifying therein (i) the proposed date of Issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, and (iv) the name and address of the beneficiary, and shall be accompanied by an application (an "Application") for Issuance in the standard form then utilized by the Issuing Lender; provided that in the event of any conflict between the terms of such Application and the terms of this Agreement, the terms of this Agreement shall control. On the date specified by the Domestic Borrower in such Issuance Notice and upon fulfillment of the applicable conditions set forth in this Article II and Sections 3.01 and 3.04, the Issuing Lender will Issue such Letter of Credit in the form specified in such Application (which form shall be in form and substance satisfactory to the Issuing Lender (which approval shall not be unreasonably withheld)).

                  Prior to the date of Issuance, the Domestic Borrower shall specify (i) in the case of a Commercial Letter of Credit, a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Commercial Letter of Credit, would require the Issuing Lender to make payment under such Commercial Letter of Credit and (ii) in the case of a Standby Letter of Credit, the verbatim text of such Standby Letter of Credit; provided that the Issuing Lender, in its sole judgment, may require changes in any such documents and certificates, which changes shall be subject to the acceptance of the Domestic Borrower (which acceptance shall not be unreasonably withheld, it being understood that the Issuing Lender shall not be obligated to issue any Letter of Credit if such changes are not agreed to by the Domestic Borrower). In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  (c) [Intentionally Omitted]

                  (d) Participation of Letters of Credit.

                                       40
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (i) The Issuing Lender shall be deemed to have sold and transferred irrevocably and unconditionally to each U.S. Lender, without recourse or warranty, and each U.S. Lender shall be deemed to have purchased and received irrevocably and unconditionally, an undivided interest and participation to the extent of such U.S. Lender's pro rata share of the aggregate Domestic Commitments in each Letter of Credit and the Letter of Credit Usage in respect of such Letter of Credit, and any collateral therefor, automatically as and when the Letter of Credit is Issued. In the event any reimbursement obligation in respect of a Letter of Credit is not paid to the Issuing Lender when due, the Issuing Lender shall promptly notify the Administrative Agent to that effect, and the Administrative Agent shall promptly notify the U.S. Lenders of the amount of such reimbursement obligation and each U.S. Lender shall promptly pay to the Issuing Lender, in same day funds, an amount equal to such U.S. Lender's pro rata share of the aggregate Commitments of the amount of such unpaid reimbursement obligation.

                  (ii) In the event that each U.S. Lender has paid all amounts payable by it under subsection (i) with respect to any reimbursement obligation in respect of any Letter of Credit, promptly after the Issuing Lender receives a payment from the Company on account of a reimbursement obligation in respect of such Letter of Credit, the Issuing Lender shall promptly pay to the Administrative Agent, and the Administrative Agent shall promptly pay to each U.S. Lender, in same day funds, an amount equal to each U.S. Lender's pro rata share thereof.

                  (iii) Upon the request of any U.S. Lender, the Issuing Lender shall furnish to such U.S. Lender copies of any Letter of Credit and any Application and other documents related thereto as may be reasonably requested by such U.S Lender.

                  (iv) If any payment received on account of any reimbursement obligation in respect of a Letter of Credit and distributed to a U.S. Lender as a participant under this Section 2.17(d) is thereafter set aside, avoided or recovered from the Issuing Lender in connection with any receivership, liquidation, reorganization or bankruptcy proceeding relating to the Domestic Borrower, each U.S. Lender which received such distribution shall, upon demand by the Administrative Agent, pay to the Issuing Lender such U.S. Lender's pro rata share of the aggregate Commitments of the amount so set aside, avoided or recovered.

                  (v) No U.S. Lender shall have any right to look to or rely upon the Administrative Agent or the Issuing Lender or any other U.S. Lender for any determination or verification as to whether any condition set forth in this Section 2.17 or Sections 3.01 or 3.04 has been met.

            (e) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall immediately notify the Domestic Borrower and the Domestic Borrower shall pay to the Administrative Agent for account of the Issuing Lender, an amount equal to the amount necessary to reimburse the Issuing Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount which the Issuing Lender paid as a result of such drawing. If the amount in the Domestic Borrower's account with the Administrative Agent is


                                       41
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
insufficient to reimburse the Issuing Lender or the Domestic Borrower shall fail to reimburse the Issuing Lender on the date of any drawing under a Letter of Credit in an amount equal to the amount of such drawing paid by the Issuing Lender, (i) the Domestic Borrower shall be deemed to have given a Notice of Borrowing to the Administrative Agent requesting the Lenders to make Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Article III, the Lenders shall, on the Business Day of such drawing, make Base Rate Advances in the amount of such drawing together with accrued interest thereon at the rate for Base Rate Advances from the date of drawing to the date of such Advances, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Lender for the amount of such drawing together with such accrued interest thereon; provided, that, if for any reason (other than the wrongful failure of the Lenders to make Advances) proceeds of Advances are not received by the Issuing Lender on such date in an amount equal to the amount of such drawing paid by the Issuing Lender, together with accrued interest thereon, the Domestic Borrower shall reimburse the Issuing Lender, within three (3) Business Days of the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Advances, if any, that are so received, plus accrued interest thereon. Interest on all amounts not reimbursed to the Issuing Lender on the date of such drawing shall accrue at the rates set forth in Section 2.07(a).

            (f) In addition to the fees provided in Section 2.04, the Domestic Borrower agrees, with respect to each Commercial Letter of Credit issued, to pay to the Administrative Agent for the account of the Issuing Lender, issuance, negotiation, amendment, presentation, administrative, documentary, transfer, cancellation and processing charges and other charges in accordance with the Issuing Lender's standard schedule for such charges from time to time in effect.

            (g) Obligations Absolute. The obligation of the Domestic Borrower to reimburse the Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations of the U.S. Lenders under Section 2.17(d) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, setoff, recoupment, defense or other right that the Domestic Borrower, any of its Subsidiaries or the Issuing Lender may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Domestic Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any


                                       42
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
      respect or any statement therein being untrue or inaccurate in any respect; provided that the acceptance of and payment under any such draft, demand, certificate or other document does not constitute gross negligence or willful misconduct of the Issuing Lender;

                  (iv) payment by the Administrative Agent or the Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit; provided that such payment does not constitute gross negligence or willful misconduct of the Issuing Lender;

                  (v) the occurrence of any material adverse effect;

                  (vi) any breach by the Domestic Borrower, any of its Subsidiaries, the Administrative Agent or the Issuing Lender of this Agreement or any other documents executed pursuant to this Agreement;

                  (vii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing; or

                  (viii) any other circumstance or happening whatsoever that is similar to any of the foregoing.

            (h) Indemnification; Nature of Issuing Lender's Duties.

                  (i) The Domestic Borrower agrees to protect, indemnify, pay and save harmless the Administrative Agent and each U.S. Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Administrative Agent or such U.S. Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of, or wrongful dishonor of a proper demand for payment under a Letter of Credit by, the Issuing Lender each as determined in a final determination by a court of competent jurisdiction or (ii) the failure of the Issuing Lender to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                  (ii) As between the Domestic Borrower and the Issuing Lender, the Domestic Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for, and the obligations of the Domestic Borrower under this Agreement shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                        (A) any circumstance referred to in clauses (i) through
            (viii) of Section 2.17(g);


                                       43
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                        (B) any lack of validity, effectiveness or sufficiency
            of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

                        (C) any failure of the beneficiary of a Letter of Credit
            to comply with the conditions required in order to draw upon any Letter of Credit unless specifically stated in the Letter of Credit;

                        (D) any error, omission, interruption or delay in
            transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not it is in cipher;

                        (E) any error in interpretation of technical terms;

                        (F) any loss or delay in the transmission or otherwise
            of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                        (G) any misapplication by the beneficiary of any Letter
            of Credit or the proceeds of any drawing under such Letter of Credit; or

                        (H) any other circumstance or happening whatsoever, that
            is similar to any of the foregoing;

provided that the Issuing Lender shall not be relieved of any liability it may otherwise have as a result of its gross negligence, its willful misconduct or its wrongful dishonor of a proper demand for payment under a Letter of Credit, each as determined in a final determination by a court of competent jurisdiction.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit or the related Applications, agreements or certificates, if taken or omitted in good faith, shall not put the Issuing Lender, the Administrative Agent or any U.S. Lender under any resulting liability to the Domestic Borrower (unless, in the case of the Issuing Lender, such action constitutes gross negligence, willful misconduct or wrongful dishonor of a proper demand for payment under a Letter of Credit, each as determined in a final determination by a court of competent jurisdiction).

            SECTION 2.18. BANKER'S ACCEPTANCES

            (a) Subject to the terms and conditions hereof, upon giving to the Canadian Agent prior written notice in accordance with Section 2.02 hereof by means of a Notice of Committed Borrowing in substantially the form of Exhibit A-3 hereto, on any Business Day the Canadian Borrower may borrow from the Canadian Lenders up to the amount of the aggregate of the Canadian Commitments by way of the drawing of Banker's Acceptances for purchase by the Canadian Lenders, provided that:


                                       44
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (i) each Banker's Acceptance is denominated in Canadian Dollars and the minimum aggregate amount of each Borrowing by way of Banker's Acceptances shall be Two Million Canadian Dollars (Cdn. $2,000,000) or in integral multiples of One Million Canadian Dollars (Cdn. $1,000,000) in excess of such minimum aggregate amount;

                  (ii) each Canadian Lender shall have received a Banker's Acceptance or Banker's Acceptances in the aggregate principal amount of such Borrowing from such Canadian Lender in due and proper form duly completed and executed by the Canadian Borrower and presented for acceptance to such Canadian Lender prior to 1:00 p.m. (Toronto time) on the date of Borrowing, together with such other document or documents as such Canadian Lender may reasonably require (including the execution by the Canadian Borrower of such Canadian Lender's usual form of Banker's Acceptances) and the Acceptance Fee in respect of each such Banker's Acceptance shall have been paid to such Canadian Lender at or prior to such time;

                  (iii) each Banker's Acceptance shall be stated to mature on a Business Day which is thirty (30), sixty (60), ninety (90) or one hundred and eighty (180) days from the date of its acceptance;

                  (iv) each Banker's Acceptance to be accepted by a Canadian Lender shall be stated to mature on a Business Day on or prior to the Commitment Termination Date of such Canadian Lender;

                  (v) no days of grace shall be permitted on any Banker's Acceptance;

                  (vi) the aggregate face amount of the Banker's Acceptances to be accepted by a Canadian Lender shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Banker's Acceptance which would otherwise be accepted by a Canadian Lender would not be Cdn. $100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole discretion to Cdn. $100,000 or the nearest whole multiple of that amount, as appropriate.

            (b) Payments at Maturity. By no later than 1:00 P.M. (Toronto time) on the maturity date of each Banker's Acceptance, the Canadian Borrower shall pay to the Canadian Agent for the account of this Canadian Lender which accepted such Banker's Acceptance an amount equal to the face value of each Banker's Acceptance accepted by such Canadian Lender maturing on that day (notwithstanding that a Canadian Lender may be the holder thereof at maturity). If for any reason the Canadian Borrower fails to make such payment in respect of any Banker's Acceptance, the Canadian Borrower shall be deemed for all purposes to have received on the maturity date of each such Banker's Acceptance a Canadian Prime Rate Advance in an amount equal to the face maturity value of each such Banker's Acceptance and the Canadian Borrower shall pay interest thereon at the Canadian Prime Rate until repayment thereof in full by the Canadian Borrower, the whole notwithstanding the fact that any Banker's Acceptances may be held by a Canadian Lender in its own right at maturity. The Canadian Borrower acknowledges, agrees and confirms with the Canadian Lenders that the records of the applicable


                                       45
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

Canadian Lender in respect of payment of any Banker's Acceptance by such Canadian Lender shall be binding on the Canadian Borrower and shall be conclusive evidence (in the absence of manifest error) of a Canadian Advance to the Canadian Borrower and of an amount owing by the Canadian Borrower to such Canadian Lender. The Canadian Borrower further agrees that if an Event of Default shall occur prior to the date upon which any one or more Banker's Acceptances are payable by a Canadian Lender, thereupon, the Canadian Borrower shall provide such Canadian Lender with funds for the full face amount of all such Banker's Acceptances, notwithstanding the fact that any such Banker's Acceptance may be held by such Canadian Lender in its own right at maturity; provided, however, that if for any reason the Canadian Borrower fails to make such payment in respect of any Banker's Acceptance, thereupon the Canadian Borrower shall be deemed for all purposes to have received, on the maturity date in respect of such Banker's Acceptance, a Canadian Prime Rate Advance in an amount equal to the face maturity amount of such Banker's Acceptance and the Canadian Borrower shall pay interest thereon at the Canadian Prime Rate until repayment thereof in full.

            (c) BA Equivalent Advances. In the event a Canadian Lender is unable to accept Banker's Acceptances other than under the circumstances set forth in
Section 2.18(d), such Canadian Lender shall have the right at the time of accepting drafts to require the Canadian Borrower to accept a Canadian Advance in Canadian Dollars from such Canadian Lender in lieu of the issue and acceptance of a Banker's Acceptance (a "BA Equivalent Advance") requested by the Canadian Borrower to be accepted so that there shall be outstanding while the Banker's Acceptances are outstanding BA Equivalent Advances from such Canadian Lender as contemplated herein. The principal amount of each BA Equivalent Advance shall be that amount which, when added to the face amount of interest (calculated at the applicable Discount Rate) which will accrue during the BA Equivalent Interest Period shall be equal, at maturity, to the face amount of the drafts which would have been accepted by such applicable Canadian Lender had it accepted Banker's Acceptances (it being the intention of the parties that each such BA Equivalent Advance have the same economic consequences for the Canadian Lenders and the Canadian Borrower as the Banker's Acceptance which such BA Equivalent Advance replaces). The "BA Equivalent Interest Period" for each BA Equivalent Advance shall be equal to the term of the drafts presented for acceptance as Banker's Acceptances on the relevant date of Borrowing.

            On the relevant date of Borrowing, the Canadian Borrower shall pay to the Canadian Agent a fee equal to the Acceptance Fee which would have been payable to such Canadian Lender if it were a Canadian Lender accepting drafts having a term to maturity equal to the applicable BA Equivalent Interest Period and an aggregate face amount equal to the sum of the principal amount of the BA Equivalent Advance and the interest payable thereon by the Canadian Borrower for the applicable BA Equivalent Interest Period.

            The provisions of this Agreement dealing with Banker's Acceptances shall apply, mutatis mutandis, to BA Equivalent Advances.

            (d) Circumstances Making Banker's Acceptances Unavailable. If the Canadian Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that by reason of circumstances affecting the money market, there is no market for Banker's Acceptances, then:


                                       46
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (i) the right of the Canadian Borrower to request a Borrowing by way of Banker's Acceptances and by way of BA Equivalent Advances shall be suspended until the Canadian Agent determines that the circumstances causing such suspension no longer exist and so notifies the Canadian Borrower;

                  (ii) any Notice of Borrowing by way of Banker's Acceptance which is outstanding shall be cancelled and the Canadian Advance requested therein shall not be made; and

                  (iii) the Canadian Agent shall promptly notify the Canadian Borrower of the suspension of the Canadian Borrower's right to request a Borrowing by way of Banker's Acceptance and of the termination of any such suspension.

            (e) Purchase of Banker's Acceptances. Each Banker's Acceptance issued pursuant to this Agreement shall be purchased by the Canadian Lender accepting such Banker's Acceptance for the Discounted Proceeds thereof. In each case, upon receipt of such Discounted Proceeds from the relevant Canadian Lender and upon fulfillment of the applicable conditions set forth in Section 3.2, the Canadian Agent shall make such funds available to the Canadian Borrower in accordance with this Agreement.

            Upon each issue of Banker's Acceptances as a result of the conversion of outstanding Borrowings into Banker's Acceptances, the Canadian Borrower shall, concurrently with the conversion, pay in advance to the Canadian Agent on behalf of the Canadian Lenders, the amount by which the face value of such Banker's Acceptances exceeds the Discounted Proceeds of such Banker's Acceptances, to be applied against the principal amount of the Borrowing being so converted. The Canadian Borrower shall at the same time pay to the Administrative Agent for distribution to the applicable Canadian Lenders the applicable Acceptance Fee.

            The Canadian Borrower acknowledge and agree that each Canadian Lender may, at any time, arrange for its participant or assignee to accept and purchase Banker's Acceptances hereunder. Any such acceptance by a participant or assignee shall be deemed to be an acceptance by such Canadian Lender for the purposes of this Agreement.

            (f) Pre-Signed Draft Forms. To enable the Canadian Lenders to make Canadian Advances in the manner specified in this Section 2.18, the Canadian Borrower shall, in accordance with the request of each Canadian Lender either
(i) provide a power of attorney to complete, sign, endorse and issue Banker's Acceptances, in such form as such Canadian Lender may reasonably require; or
(ii) supply each Canadian Lender with such number of drafts as such Canadian Lender may reasonably request, duly endorsed and executed on behalf of the Canadian Borrower. Each Canadian Lender shall exercise such care in the custody and safekeeping of drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon request by the Canadian Borrower, promptly advise the Canadian Borrower of the number and designations, if any, of the uncompleted drafts then held by it.


                                       47
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

              ARTICLE III. CONDITIONS OF EFFECTIVENESS AND LENDING

            SECTION 3.01. CONDITIONS PRECEDENT TO CLOSING . The Closing Date shall be deemed to have occurred when this Agreement shall have been executed and delivered by the parties hereto and:

            (a) The Administrative Agent shall have received the following, each dated the Closing Date or within two days prior to the Closing Date unless otherwise indicated, and each in form and substance satisfactory to the Administrative Agent unless otherwise indicated and in sufficient copies for each Lender:

                  (i) Copies of resolutions of the Board of Directors of each Borrower (or its Executive Committee, together with evidence of the authority of the Executive Committee) approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, certified as of a recent date prior to the Closing Date.

                  (ii) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by each Borrower hereunder.

                  (iii) Certified copies of each Borrower's Certificate of Incorporation, together with good standing certificates from the state of Delaware and the jurisdiction of each Borrower's principal place of business, each to be dated a recent date prior to the Closing Date;

                  (iv) Copies of each Borrower's Bylaws, certified as of the Closing Date by their respective Secretary or an Assistant Secretary;

                  (v) Executed originals of this Agreement, the promissory notes, if requested, evidencing any Advances to be made at Closing, and the other documents to be delivered by each Borrower hereunder;

                  (vi) A favorable opinion of the General Counsel of the Domestic Borrower, substantially in the form of Exhibit C hereto;

                  (vii) A favorable opinion of Canadian counsel to the Canadian Borrower, substantially in the form of Exhibit D hereto;

                  (viii) A favorable opinion of O'Melveny & Myers LLP, counsel for the Administrative Agent, substantially in the form of Exhibit E hereto;

                  (ix) A certificate of an authorized officer of the Company to the effect that since December 31, 2000, there has been no material adverse change in the operations, business or financial or other condition or properties of the Company and its Subsidiaries;

                  (x) A certificate of an authorized officer of each Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that (a) the


                                       48
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                                                    Credit Agreement (Long Term)
      representations and warranties in Article IV are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date); (b) such Borrower has performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date; and (c) no event has occurred and is continuing, or would result from the Borrowings made on and as of the Closing Date or from the application of the proceeds from such Borrowings, which constitutes an Event of Default or a Potential
      Event of Default;

            (b) Evidence that the Short Term Credit Agreement has been duly executed and delivered and the Closing Date thereunder has occurred; and

            (c) The Administrative Agent shall have received such other approvals, opinions or documents as the Requisite Lenders through the Administrative Agent may reasonably request.

            SECTION 3.02. CONDITIONS PRECEDENT TO EACH COMMITTED BORROWING. The obligation of each Lender to make a Committed Advance on the occasion of a Committed Borrowing (including the initial Committed Borrowing) shall be subject to the further conditions precedent that (x) the Administrative Agent shall have received a Notice of Committed Borrowing with respect thereto in accordance with
Section 2.02 and (y) on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by either Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by each of the Borrowers that on the date of such Borrowing such statements are true):

                  (i) The representations and warranties of each Borrower contained in Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

                  (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default, or a Potential Event of Default;


and (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Requisite Lenders through the Administrative Agent may reasonably request.

            SECTION 3.03. CONDITIONS PRECEDENT TO EACH BID BORROWING. The obligation of each Lender to make a Bid Advance on the occasion of a Bid Borrowing (including the initial Bid Borrowing) shall be subject to the further conditions precedent that (x) the Administrative Agent shall have received a Notice of Bid Borrowing with respect thereto in accordance with Section 2.03 and
(y) on the date of such Borrowing the following statements


                                       49
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
shall be true (and each of the giving of the applicable Notice of Bid Borrowing and the acceptance by the Domestic Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Domestic Borrower that on the date of such Borrowing such statements are true):

                  (i) The representations and warranties of the Domestic Borrower contained in Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

                  (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default, or a Potential Event of Default.

            SECTION 3.04. CONDITIONS TO ALL LETTERS OF CREDIT. The obligation of the Issuing Lender to Issue any Letter of Credit hereunder and the Issuance of any Letter of Credit by the Issuing Lender hereunder are subject to prior or concurrent satisfaction of all of the following conditions:

            (a) Notice Requesting Issuance. On or before the date of Issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received, in accordance with the provisions of Section 2.17(b), an Issuance Notice, all other information specified in Section 2.17 and such other documents and information as the Issuing Lender may reasonably require in connection with the Issuance of such Letter of Credit.

            (b) General Advance Conditions. On the date of Issuance of each Letter of Credit, all conditions precedent described in Section 3.02 shall be satisfied to the same extent as though the Issuance of such Letter of Credit were the making of a Borrowing and the date of Issuance of such Letter of Credit were a date of the funding of such Borrowing.


                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

            (a) Due Organization, etc. Each of such Borrower and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of such Borrower and each Material Subsidiary are qualified to do business in and are in good standing under the laws of each jurisdiction in which failure to be so qualified would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

            (b) Due Authorization, etc. The execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents are within such Borrower's


                                       50
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's Certificate of Incorporation or (ii) applicable law or any material contractual restriction binding on or affecting such Borrower.

            (c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents.

            (d) Validity. This Agreement is the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

            (e) Condition of the Company. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income and retained earnings of the Company and its Subsidiaries for the fiscal year then ended, copies of which have been previously furnished to each Bank, and the consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2001 and the statements of consolidated income of the Company and its Subsidiaries for the six months then ended, all of which financial statements may have been delivered electronically, fairly present the consolidated financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, and as of the Closing Date, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole, since December 31, 2000.

            (f) Litigation. (i) There is no pending or threatened action, investigation, litigation or proceeding against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, and (ii) to the knowledge of the Company, there is no pending or threatened action, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, which in either case, in the reasonable judgment of the Company could reasonably be expected to materially adversely affect the financial condition or operations of the Company and its Subsidiaries, taken as a whole, or with respect to actions of third parties which purports to affect the legality, validity or enforceability of this Agreement.

            (g) Margin Regulations. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in any manner that violates, or would cause a violation of, Regulation T, Regulation U or Regulation X. Less than 25 percent of the fair market value of the assets of (i) any Borrower or
(ii) the Company and its Subsidiaries consists of Margin Stock.


                                       51
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

            (h) Payment of Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all material tax returns (federal, state, local and foreign) required to be filed and paid all material amounts of taxes shown thereon to be due, including interest and penalties, except for such taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Company or any such Subsidiary, as the case may be.

            (i) Governmental Regulation. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. No Subsidiary of any Borrower is subject to any regulation that would limit the ability of such Borrower to enter into or perform its obligations under this Agreement.

            (j) ERISA.

                  (i) No ERISA Event which might result in liability of the Company or any of its ERISA Affiliates in excess of $10,000,000 (or, in the case of an event described in clause (v) of the definition of ERISA Event, $750,000) (other than for premiums payable under Title IV of ERISA) has occurred or is reasonably expected to occur with respect to any Pension Plan.

                  (ii) Schedule B (Actuarial Information) to the most recently completed annual report prior to the Closing Date (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent, is complete and, to the best knowledge of the Company, accurate, and since the date of such Schedule B there has been no material adverse change in the funding status of any such Pension Plan.

                  (iii) Neither the Company nor any ERISA Affiliate has incurred, or, to the best knowledge of the Company, is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which has not been satisfied or which is or might be in excess of $10,000,000.

                  (iv) Neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of the Company, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

            (k) Environmental Matters. (i) The Company and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws the non-compliance with which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries, taken as a whole, and (ii) there has been no "release or threatened release of a hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.) or any other release, emission or discharge into the environment of any hazardous


                                       52
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
or toxic substance, pollutant or other materials from the Company's or its Subsidiaries' property other than as permitted under applicable Environmental Law and other than those which would not have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries, taken as a whole. Other than disposals (A) for which the Company has been indemnified in full or (B) which would not have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries, taken as a whole, all "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (1976) and the regulations thereunder, 40 CFR
Part 261 ("RCRA")) generated at the Company's or any Subsidiaries' properties have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law.

            (l) Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear or damage from casualty excepted, all material properties used or useful in the business of such Borrower and its Subsidiaries and from time to time will make or use its reasonable efforts to cause to be made all appropriate repairs, renewals and replacements thereof.

            (m) Disclosure. As of the Closing Date, to the best of each Borrower's knowledge, no representation or warranty of such Borrower or any of its Subsidiaries contained in this Agreement or any other Loan Document or in any other document, certificate or written statement furnished to the Lenders on behalf of such Borrower or any of its Subsidiaries contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such agreements, documents, certificates and statements not misleading in light of the circumstances in which the same were made.

            (n) Compliance with Applicable Laws. None of the Domestic Borrower, its Subsidiaries or the Canadian Borrower is in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental authority the effect of which default could reasonably be expected to have a material adverse effect. Each Borrower and each of their respective Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders applicable to such Borrower or such Subsidiary of all governmental authorities the violation of which could reasonably be expected to have a material adverse effect.

                      ARTICLE V. COVENANTS OF THE COMPANY

            SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will, unless the Requisite Lenders shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) complying with all Environmental Laws and (ii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, except where failure to so comply would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole.


                                       53
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

            (b) Reporting Requirements. Furnish to the Administrative Agent (in sufficient quantity for delivery to each Lender or electronically) for prompt distribution by the Administrative Agent to the Lenders and furnish to the Documentation Agent:

                  (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets as of the end of such quarter and consolidated statements of source and application of funds of the Company and its Subsidiaries and consolidated statements of income and retained earnings of the Company and its Subsidiaries for such quarter and the period commencing at the end of the previous fiscal year and ending with the end of such quarter and certified by the chief financial officer or chief accounting officer of the Company;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing financial statements (including a consolidated balance sheet and consolidated statement of income and cash flows of the Company and its Subsidiaries) for such year, certified by and accompanied by an opinion of Deloitte & Touche or other nationally recognized independent public accountants. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) together with each delivery of the report of the Company and its Subsidiaries pursuant to subsections (i) and (ii) above, a Compliance Certificate for the applicable accounting period executed by the chief financial officer or treasurer of the Company demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Section 5.02(e) and (f) (and setting forth the arithmetical computation required to show such compliance) and stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the compliance certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto;

                  (iv) as soon as possible and in any event within five days after the occurrence of each Event of Default and each Potential Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of the Company


                                       54
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
      setting forth details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

                  (v) promptly after any material change in accounting policies or reporting practices, notice and a description in reasonable detail of such change;

                  (vi) promptly and in any event within 30 days after the Company or any ERISA Affiliate knows or has reason to know that any ERISA Event referred to in clause (i) of the definition of ERISA Event with respect to any Pension Plan has occurred which might result in liability to the PBGC a statement of the chief accounting officer of the Company describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken or proposes to take with respect thereto;

                  (vii) promptly and in any event within 15 days after the Company or any ERISA Affiliate knows or has reason to know that any ERISA Event (other than an ERISA Event referred to in (vi) above) with respect to any Pension Plan has occurred which might result in liability to the PBGC in excess of $100,000, a statement of the chief accounting officer of the Company describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken or proposes to take with respect thereto;

                  (viii)promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate from the PBGC, copies of each notice from the PBGC of its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

                  (ix) promptly and in any event within 15 days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (w) the imposition of Withdrawal Liability by a Multiemployer Plan in excess of $100,000, (x) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (y) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (z) the amount of liability incurred, or expected to be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (w), (x) or (y) above;

                  (x) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries, of the type described in Section 4.01(f);

                  (xi) promptly after the occurrence thereof, notice of (A) any event which makes any of the representations contained in Section 4.01(k) inaccurate in any material respect or (B) the receipt by the Company of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which could reasonably be expected to have a material


                                       55
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
      adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole;

                  (xii) promptly after any change in the rating established by S&P, Moody's or Fitch, as applicable, with respect to Long-Term Debt, a notice of such change, which notice shall specify the new rating, the date on which such change was publicly announced, and such other information with respect to such change as any Lender through either Agent may reasonably request;

                  (xiii)promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its public security holders, and copies of all reports and registration statements which the Company files with the SEC or any national security exchange;

                  (xiv) promptly after the Company or any ERISA Affiliate creates any employee benefit plan to provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its ERISA Affiliates (except as provided in Section 4980B of the Code and except as provided under the terms of any employee welfare benefit plans provided pursuant to the terms of collective bargaining agreements) under the terms of which the Company and/or any of its ERISA Affiliates are not permitted to terminate such benefits, a notice detailing such plan; and

                  (xv) such other information respecting the condition or operations, financial or otherwise, of the Company or its Subsidiaries as any Lender through either Agent may from time to time reasonably request.

            (c) Corporate Existence, Etc. The Company will, and will cause each of its Subsidiaries to, at all times preserve and maintain its fundamental business and preserve and keep in full force and effect its corporate existence (except as permitted under Section 5.02(b) hereof) and all rights, franchises and licenses necessary or desirable in the normal conduct of its business; provided, however, that this paragraph (c) shall not apply in any case when, in the good faith business judgment of the Company, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Company.

            (d) Inspection. The Company will permit and will cause each of its Subsidiaries to permit any authorized representative designated by either the Administrative Agent or any Lender at the expense of the Administrative Agent or such Lender, to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to take copies and to take extracts therefrom, and discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all during normal hours, upon reasonable notice and as often as may be reasonably requested.

            (e) Insurance. The Company will maintain and will cause each of its Subsidiaries to maintain insurance to such extent and covering such risks as is usual for


                                       56
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
companies engaged in the same or similar business and on request will advise the Lenders of all insurance so carried.

            (f) Taxes. The Company will and will cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (x) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (y) all lawful claims that, if unpaid, might by law become a lien upon their property; provided, however, that neither the Company nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge or levy (A) that is being contested in good faith and by proper proceedings and for which appropriate reserves are being maintained, or (B) the failure to pay or discharge which would not have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole.

            (g) Maintenance of Books, Etc. The Company will, and will cause each of its Subsidiaries to, keep proper books of records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its domestic Subsidiaries in accordance with GAAP and with respect to foreign Subsidiaries in accordance with customary accounting standards in the applicable jurisdiction, in each case consistently applied and consistent with prudent business practices.

            SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, without the written consent of the Requisite Lenders:

            (a) Liens, Etc. The Company will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, unless the Company's obligations hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that the foregoing restriction shall not apply to the following Liens which are permitted:

                  (i) Liens on assets of any Subsidiary of the Company existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary);

                  (ii) Liens on accounts receivable or general intangibles resulting from the sale of such accounts receivable or general intangibles by the Company or any Subsidiary of the Company (other than TEC or a Subsidiary of TEC) so long as, at any time, the aggregate outstanding amount of cash advanced to the Company or such Subsidiary, as the case may be, and attributable to the sale of such accounts receivable or general intangibles does not exceed $150,000,000;

                  (iii) Liens on accounts receivable or general intangibles resulting from the sale of such accounts receivable or general intangibles by TEC or a Subsidiary of TEC;


                                       57
                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  (iv) purchase money Liens upon or in any property acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such property and transaction costs relating to such acquisition) and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any property that is subject to a Capital Lease;

                  (v) any Lien securing Debt that was incurred prior to or during construction or improvement of property for the purpose of financing all or part of the cost of such construction or improvement, provided that the amount of Debt secured by such Lien does not exceed 100% of the fair market value of such property after giving effect to such construction or improvement;

                  (vi) any Lien securing Debt of a Subsidiary of the Company owing to the Company;

                  (vii) Liens securing obligations under this Agreement or under the Short Term Credit Agreement;

                  (viii)Liens resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (i),
      (ii), (iv) and (v) above so long as (x) the aggregate principal amount of such Debt shall not increase as a result of such extension, renewal or replacement and (y) Liens resulting from any such extension, renewal or replacement shall cover only such property which secured the Debt that is being extended, renewed or replaced; and

                  (ix) Liens other than Liens described in clauses (i) through
      (viii) hereof, whether now existing or hereafter arising, securing Debt in an aggregate amount not exceeding $75,000,000.

            (b) Restrictions on Fundamental Changes. The Company will not and will not permit any of its Material Subsidiaries to, merge or consolidate with or into any Person, or enter into any partnership, joint venture, syndicate, pool or other combination, unless no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and, in the case of a merger or consolidation of the Company, (i) the Company is the surviving entity or (ii) the surviving entity assumes all of the Company's obligations under this Agreement in a manner satisfactory to the Requisite Lenders.

            (c) Plan Terminations. The Company will not and will not permit any ERISA Affiliate to, terminate any Pension Plan so as to result in liability of the Company or any ERISA Affiliate to the PBGC in excess of $15,000,000, or permit to exist any occurrence of an event or condition which reasonably presents a material risk of a termination by the PBGC of any Pension Plan with respect to which the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $15,000,000.


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            (d) Margin Stock. The Company will not permit 25% or more of the fair market value of the assets of (i) the Company or (ii) the Company and its Subsidiaries to consist of Margin Stock.

            (e) Minimum Net Worth. The Company will not permit at any time its Net Worth to be less than the sum of (i) 66% of Net Worth as of the Closing Date, plus (ii) 25% of Net Income (if a positive number) from the Closing Date to the then most recent June 30 or December 31, plus (iii) all Additions to Capital from the Closing Date to the then most recent June 30 or December 31.

            (f) Maximum Funded Debt Ratio. The Company will not permit at any time its ratio of (i) Funded Debt to (ii) EBITDA, for each period consisting of the most recently ended four consecutive fiscal quarters of the Company, to exceed 3.00 to 1.00.

            (g) Swaps. The Company will not and will not permit any of its Subsidiaries to create or suffer to exist any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Swaps.



                         ARTICLE VI. EVENTS OF DEFAULT

            SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; failure to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under any Letter of Credit; or failure to pay any interest on any Advance or any fees or other amounts payable hereunder within five (5) Business Days of the date due; or

            (b) Any representation or warranty made or deemed made by any Borrower herein or by any Borrower pursuant to this Agreement (including any notice, certificate or other document delivered hereunder) shall prove to have been incorrect in any material respect when made; or

            (c) The Company shall fail to perform or observe (i) any term, covenant or agreement contained in this Agreement (other than any term, covenant or agreement contained in Section 5.01(b)(iv), 5.01(c) or 5.02) on its part to be performed or observed and the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after the Company obtains knowledge of such breach or (ii) any term, covenant or agreement contained in Section 5.02 (other than a failure to perform or observe Section 5.02(e) or 5.02(f) solely by reason of an event described in Section 2.06(b)(iii)) and the Administrative Agent or the Requisite Lenders shall have notified the Company that an Event of Default has occurred, or (iii) any term, covenant or agreement contained in Section 5.01(b)(iv) or 5.01(c); or


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            (d) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $25,000,000 (or the equivalent thereof in another currency) in the aggregate (but excluding Debt arising under this Agreement) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Company or any of its Subsidiaries shall fail to perform or observe any other agreement, term or condition contained in any agreement or instrument relating to any such Debt (or if any other event or condition of default under any such agreement or instrument shall exist) and such failure, event or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable as a result of such failure, event or condition; or

            (e) The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for a substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order for the payment of money in excess of $25,000,000 (or the equivalent thereof in another currency), shall be rendered against the Company or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon a final or nonappealable judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;



            (g)(i) Any ERISA Event with respect to a Pension Plan shall have occurred and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent, (x) such ERISA Event shall still exist and (y) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Pension Plan and the Insufficiency of any and all other Pension Plans with respect to which an ERISA Event shall have occurred and then exist (or in the case of a Pension Plan with respect to which an ERISA Event described in clause
      (iii) through (vi) of the definition of


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      ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $25,000,000 (or the equivalent thereof in another currency); or

                  (ii) The Company or an ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred an aggregate Withdrawal Liability for all years to such Multiemployer Plan in an amount that, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 (or the equivalent thereof in another currency) and it is reasonably likely that all amounts then required to be paid to Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability will exceed $25,000,000 (or the equivalent thereof in another currency); or

                  (iii) The Company or an ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV or ERISA, and it is reasonably likely that as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $25,000,000 (or the equivalent thereof in another currency);

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Company, declare the obligation of each Lender to make Advances and issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Company, declare the Advances, an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding and all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code, (A) the obligation of each Lender to make Advances and the right of the Domestic Borrower to request an Issuing Lender to issue Letters of Credit shall automatically be terminated and (B) the Advances then outstanding, an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that notwithstanding the foregoing so long as any Letter of Credit remains outstanding, all amounts received with respect to Letters of Credit shall be held by the Administrative Agent as cash collateral pursuant to the terms of Section 6.02.

SECTION 6.02. ACTIONS IN RESPECT OF LETTERS OF CREDIT.


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                  (a) If, at any time and from time to time, any Letters of
Credit shall have been issued by an Issuing Lender and either an Event of Default shall have occurred and be continuing or the Advances shall have become subject to mandatory prepayment pursuant to Section 2.06(b), then the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, whether in addition to the taking by the Administrative Agent of any of the actions described in Section 6.01 or otherwise, make demand upon the Domestic Borrower to, and forthwith upon such demand the Domestic Borrower will, pay to the Administrative Agent for its benefit and the ratable benefit of the U.S. Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special cash collateral account, which shall be an interest bearing account (the "Letter of Credit Collateral Account") to be maintained for the benefit of the Administrative Agent and the ratable benefit of the U.S. Lenders at such place as shall be designated by the Administrative Agent, an amount in cash equal to the maximum amount that may at any time be drawn under all Letters of Credit outstanding on such date (whether or not any beneficiary shall have presented, or shall be entitled at such time to present the drafts and other documents required to draw under such Letter of Credit) (the "Letter of Credit Obligations").

                  (b) The Domestic Borrower hereby pledges and assigns to the Administrative Agent for its benefit and the ratable benefit of the U.S. Lenders, and grants to the Administrative Agent for its benefit and the ratable benefit of the U.S. Lenders, a lien on and a security interest in the following collateral (the "Letter of Credit Collateral"):

                  (i) the Letter of Credit Collateral Account, all cash deposited therein, and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Domestic Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                  (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing Letter of Credit Collateral.

                  (c) The Domestic Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.02.

                  (d) The Administrative Agent may, in it sole discretion, without notice to the Domestic Borrower except as required by law and at any time from time to time, charge, set off and otherwise apply all or any part of, first, the Letter of Credit Obligations relating to Letters of Credit and second, the obligations of the Domestic Borrower under any of the Loan Documents,


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against the Letter of Credit Collateral Account or any part thereof, in such order as the Administrative Agent shall elect. The Administrative Agent agrees promptly to notify the Domestic Borrower after any such setoff and application made by the Administrative Agent, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent under this Section 6.02(d) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent may have.

                  (e) In the event of any cancellation, expiration or reduction in the stated amount of any Letter of Credit, the Administrative Agent shall apply the excess on deposit in the Letter of Credit Collateral Account over the Letter of Credit Obligations to any other obligations outstanding under the Loan Documents, including obligations under Section 9.04. After payment of all such obligations, any remaining amount (including interest) shall be paid to the order of the Domestic Borrower.

                      ARTICLE II. THE ADMINISTRATIVE AGENT

                  SECTION 7.01. AUTHORIZATION AND ACTION.

                  (a) Each Lender hereby appoints and authorizes CUSA to act as the Administrative Agent under this Agreement and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Advances and other amounts owing hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any of the Loan Documents or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of the Loan Documents.

                  (b) Each Lender hereby appoints and authorizes Citibank Canada to act as the Canadian Agent under this Agreement and authorizes the Canadian Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Canadian Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Advances and other amounts owing hereunder), the Canadian Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Canadian Agent shall not be required to take any action which exposes the Canadian Agent to personal liability or


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which is contrary to any of the Loan Documents or applicable law. The Canadian
Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of the Loan Documents.

                  SECTION 7.02. AGENTS' RELIANCE, ETC. Neither the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agents: (i) may treat the payee of any Advance as the holder thereof until the Applicable Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Advance, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. CUSA, CITIBANK CANADA AND THEIR AFFILIATES. With respect to its respective Commitment and the respective Advances made by it, each of CUSA and Citibank Canada shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Canadian Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank and Citibank Canada in its individual capacity. CUSA, Citibank Canada and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business (including without limitation the investment banking business) with, the Borrowers, any of their Subsidiaries and any Person who may do business with or own securities of the Borrowers or any such Subsidiary, all as if CUSA and Citibank Canada was not the Administrative Agent or the Canadian Agent, as applicable, and without any duty to account therefor to the Lenders.

                  SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at


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the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. INDEMNIFICATION. The Lenders (other than the Designated Bidders) agree to indemnify the Agents (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Committed Advances then held by each of them (or if no such Advances are at the time outstanding or if any such Advances are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Agents under any of the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agents in connection with the preparation, execution, delivery, administration, syndication, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agents are not reimbursed for such expenses by the Borrowers.

                  SECTION 7.06. SUCCESSOR AGENT. The Administrative Agent and the Canadian Agent may resign at any time by giving written notice thereof to the Domestic Borrower and to the U.S. Lenders (in the case of the Administrative Agent) or to the Canadian Borrower and the Canadian Lenders (in the case of the Canadian Agent) and may be removed at any time with or without cause by the Requisite Lenders. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent or Canadian Agent, as the case may be. If no successor Administrative Agent or Canadian Agent, as the case may be, shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or the retiring Canadian Agent's, as the case may be, giving of notice of resignation or the Requisite Lenders' removal of the retiring Administrative Agent or the retiring Canadian Agent, as the case may be, then the retiring Administrative Agent or the retiring Canadian Agent, as the case may be, may, on behalf of the U.S. Lenders (in the case of the Administrative Agent) or the Canadian Lenders (in the case of the Canadian Agent), appoint a successor Administrative Agent or a successor Canadian Agent, as the case may be, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or any Bank and, in each case having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as an Administrative Agent or a Canadian Agent hereunder by a successor Administrative Agent or Canadian Agent, as the case may be, such successor Administrative Agent or Canadian Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or the retiring Canadian Agent, as the case may be, and the retiring Administrative Agent or the retiring Canadian Agent, as the case may be, shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's or retiring Canadian Agent's resignation or removal


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
hereunder as Administrative Agent or Canadian Agent, as the case may be, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Canadian Agent, as the case may be, under the Loan Documents.

                  SECTION 7.07.  OTHER AGENTS.

                  Any Lender identified on the facing page, the signature pages or in any provision of this Agreement as "co-syndication agent", "co-documentation agent", "senior managing agent" or "co-agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than in a capacity as a Lender hereunder. Without limiting the foregoing, any Lender so identified as "co-syndication agent", "co-documentation agent", "senior managing agent" or "co-agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                           ARTICLE III. THE GUARANTY

                  SECTION 8.01. GUARANTY OF THE GUARANTEED OBLIGATIONS. The Company hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment or declaration of (or in certain circumstances automatic) acceleration (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

                  (a) any and all obligations of the Canadian Borrower in respect of notes, bankers' acceptances, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, arising under or in connection with this Agreement, including those arising under successive borrowing transactions under this Agreement which shall either continue such obligations of the Canadian Borrower or from time to time renew them after they have been satisfied; and

                  (b) those expenses set forth in Section 8.07 hereof.

                  This Article VIII, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, is sometimes referred to herein as the "Guaranty" or this "Guaranty".

                  SECTION 8.02. LIABILITY OF THE COMPANY. The Company agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Company agrees as follows:


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                  (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                  (b) The obligations of the Company hereunder are independent of the obligations of the Canadian Borrower hereunder and the obligations of any other guarantor of the obligations of the Canadian Borrower hereunder, and a separate action or actions may be brought and prosecuted against the Company whether or not any action is brought against the Canadian Borrower or any of such other guarantors and whether or not the Canadian Borrower is joined in any such action or actions.

                  (c) The Company's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Company's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if any Agent is awarded a judgment in any suit brought to enforce the Company's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Company from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

                  (d) Any Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Company's liability hereunder, from time to time may (i) renew, extend, accelerate (in accordance with the terms of this Agreement), increase (in accordance with the terms of this Agreement) the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of any Agent or any Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Agents or the Lenders, or any of them, may have against any such security, as the Agents in their discretion may determine consistent with this Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against the Canadian Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it hereunder.

                  (e) This Guaranty and the obligations of the Company hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not the Company shall have had notice or knowledge of any of them: (i) any failure or omission to


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assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising hereunder, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations;
(ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of this Agreement, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of this Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though the Agents or the Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender's or any Agent's consent to the change, reorganization or termination of the corporate or partnership structure or existence of the Canadian Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses which the Canadian Borrower may allege or assert against any Agent or any Lender in respect of the Guarantied Obligations, including but not limited to statute of frauds, statute of limitations, and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Company as an obligor in respect of the Guarantied Obligations.

                  SECTION 8.03. WAIVERS BY THE COMPANY. The Company hereby waives, for the benefit of the Lenders and the Agents:

                  (a) any right to require the Agents or the Lenders, as a condition of payment or performance by the Company, to (i) proceed against the Canadian Borrower, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Canadian Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of the Canadian Borrower or any other Person, or (iv) pursue any other remedy in the power of any Agent or any Lender whatsoever;

                  (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Canadian Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Canadian Borrower from any cause other than indefeasible payment in full of the Guarantied Obligations;


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                  (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (d) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Company's obligations hereunder, (ii) the benefit of any statute of limitations affecting the Company's liability hereunder or the enforcement hereof, and (iii) promptness, diligence and any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                  (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Canadian Borrower and notices of any of the matters referred to in Section 8.02 and any right to consent to any thereof; and

                  (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                  SECTION 8.04. PAYMENT BY THE COMPANY. The Company hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Agent or any other Person may have at law or in equity against the Company by virtue hereof, upon the failure of the Canadian Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment or declaration of (or, in certain circumstances, automatic) acceleration, (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), the Company will forthwith pay, or cause to be paid, in cash, to the Administrative Agent for the benefit of the Lenders, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Canadian Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Canadian Borrower for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to the Administrative Agent and/or the Lenders as aforesaid.

                  SECTION 8.05. SUBROGATION.

                  Until the Guarantied Obligations shall have been indefeasibly paid in full, the Company shall withhold exercise of (a) any right of subrogation, (b) any right of contribution the Company may have against any other guarantor of the Guarantied Obligations, (c) any right to enforce any remedy which any Agent or any Lender now has or may hereafter have against the Canadian Borrower or (d) any benefit of, and any right to participate in, any security now or hereafter held by any Agent or any Lender. The Company further agrees that, to the extent that its agreement to defer exercising any of its rights of subrogation and contribution as set forth


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herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Company may have against the Canadian Borrower or against any collateral or security, and any rights of contribution the Company may have against any other guarantor, shall be junior and subordinate to any rights the Agents or the Lenders may have against the Canadian Borrower, to all right, title and interest the Agents or the Lenders may have in any such collateral or security, and to any right the Agents or the Lenders may have against such other guarantor. The Administrative Agent, on behalf of the Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Company may have, and upon any such disposition or sale any rights of subrogation the Company may have shall terminate. If any amount shall be paid to the Company on account of such subrogation rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Guarantied Obligations in accordance with the terms of this Agreement or any applicable security agreement.

                  SECTION 8.06. SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of the Canadian Borrower or any Subsidiary of the Canadian Borrower now or hereafter held by the Company is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Canadian Borrower or any Subsidiary of the Canadian Borrower to the Company collected or received by the Company after an Event of Default resulting from a payment default has occurred and is continuing or after an acceleration of the Guarantied Obligations shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Company under any other provision of this Guaranty.

                  SECTION 8.07. EXPENSES. The Company agrees to pay, or cause to be paid, and to save the Agents and the Lenders harmless against liability for, any and all reasonable costs and out-of-pocket expenses (including fees and disbursements of counsel) incurred or expended by any Agent or any Lender in connection with the enforcement of or preservation of any rights under this Guaranty.

                  SECTION 8.08. CONTINUING GUARANTY; TERMINATION OF GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments of all of the Lenders shall have terminated.

                  SECTION 8.09. AUTHORITY OF THE COMPANY OR THE CANADIAN BORROWER. It is not necessary for the Lenders or the Agents to inquire into the capacity or powers of the Company or the Canadian Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                  SECTION 8.10. FINANCIAL CONDITION OF THE CANADIAN BORROWER. Any Advances may be granted to the Canadian Borrower or continued from time to time without notice to or authorization from the Company regardless of the financial or other condition of the Canadian Borrower at the time of any such grant or continuation. The Lenders and the Agents


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shall have no obligation to disclose or discuss with the Company their assessment, or the Company's assessment, of the financial condition of the Canadian Borrower. The Company has adequate means to obtain information from the Canadian Borrower on a continuing basis concerning the financial condition of the Canadian Borrower and its ability to perform its obligations hereunder, and the Company assumes the responsibility for being and keeping informed of the financial condition of the Canadian Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. The Company hereby waives and relinquishes any duty on the part of any Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Canadian Borrower now known or hereafter known by any Agent or any Lender.

                  SECTION 8.11. RIGHTS CUMULATIVE. The rights, powers and remedies given to the Lenders and the Agents by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Lenders and the Agents by virtue of any statute or rule of law or under this Agreement or any agreement between the Company and the Lenders and/or the Agents or between the Canadian Borrower and the Lenders and/or the Agents. Any forbearance or failure to exercise, and any delay by any Lender or any Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                  SECTION 8.12. OBLIGATIONS OF THE COMPANY

                  In the event that all or any portion of the Guarantied Obligations are paid by the Canadian Borrower, the obligations of the Company hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

                           ARTICLE IV. MISCELLANEOUS

                  SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend Section 2.06(b) (with the exception of subsection 2.06(b)(iv)), Section 2.15 or this
Section 9.01 or (g) release the Guaranty contained in Article VIII; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative


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Agent, the Canadian Agent or the Issuing Lender, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, the Canadian Agent or the Issuing Lender, as the case may be, under this Agreement.

                  SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service. For the purposes hereof, the address of each party hereto shall be as follows:, if to the Domestic Borrower, at its address at Viad Tower, Sta. 0810, Attention Treasurer, 1850 N. Central Ave., Phoenix, Arizona 85077-0810; if to the Canadian Borrower, at its address at P.O. Box 1140, (100 Gopher Street), Banff, Alberta, Canada T0L 0C0 (with a copy of notices to the Domestic Borrower at its address indicated above); if to any U.S. Lender party to this Agreement as of the Closing Date, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any Canadian Lender party to this Agreement as of the Closing Date, at its Canadian Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office or Canadian Lending Office, as the case may be, specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent at its address at CUSA, Global Loans Operations, 2 Penns Way, Suite 200, New Castle, Delaware, 19720, Attn: Brian Maxwell (with a copy of notices, other than those given pursuant to Sections 2.01 through 2.14 hereof, to Citicorp North America, Inc., Global Corporate Banking, 787 W. 5th Street, 29th Floor, Los Angeles, California 90071, Attn: Deborah Ironson; if to the Canadian Agent, at its address at Citibank Canada, c/o Citibank, N.A., Global Loans Operations, 2 Penns Way, Suite 200, New Castle, Delaware, 19720; Attention: Jason Trala, Telecopier (302) 894-6120, Telephone (302) 894-6086 (with a copy of notices, other than those given pursuant to Article II hereof, to Citicorp North America, Inc., Global Corporate Banking, 787 W. 5th Street, 29th Floor, Los Angeles, California 90071; Attention: Deborah Ironson, Telecopier (213) 623-3592, Telephone (213) 239-1501); or, as to the Borrowers, to the Administrative Agent or to the Canadian Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agents. All such notices and communications shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or five (5) days after being deposited in the mails with postage prepaid and properly addressed, except that notices and communications to the Administrative Agent or the Canadian Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent or the Canadian Agent, as the case may be. Electronic mail may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

                  Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrowers, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.


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                  SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. COSTS, EXPENSES AND INDEMNIFICATION.

                  (a) The Borrowers jointly and severally agree to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agents and the Arranger in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, and the other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agents and the Arranger (including the allocated time charges of the Agents' and the Arranger's legal departments, as their respective internal counsel) with respect thereto and with respect to advising the Agents and the Arranger as to their rights and responsibilities under this Agreement. The Borrowers further agree to pay promptly on demand all costs and expenses of the Agents, the Arranger and of each Lender, if any (including, without limitation, reasonable counsel fees and out-of-pocket expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder or thereunder, including, without limitation, reasonable counsel fees and out-of-pocket expenses in connection with the enforcement of rights under this Section 9.04(a). Such expenses shall be reimbursed by the Borrowers upon a presentation of statement of account, regardless of whether the Closing Date occurs.

                  (b) If any payment of principal of any Eurocurrency Rate Advance is made by any Borrower other than on the last day of the interest period for such Advance, as a result of a payment pursuant to Section 2.06 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, such Borrower shall, upon demand by any Lender (with a copy of such demand to the Applicable Agent), pay to the Applicable Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (c) The Borrowers jointly and severally agree to indemnify and hold harmless each Agent, the Arranger, each Lender and each director, officer, employee, agent, attorney and affiliate of each Agent, the Arranger and each Lender (each an "indemnified person") in connection with any expenses, losses, claims, damages or liabilities to which an Agent, the Arranger, a Lender or such indemnified persons may become subject, insofar as such expenses, losses, claims, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) arise out of the transactions referred to in this Agreement or arise from any use or intended use of the proceeds of the Advances, or in any way arise out of activities of any Borrower that violate Environmental Laws, and to reimburse each Agent, the Arranger, each Lender and each indemnified person, upon their demand, for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any


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such loss, claim, damage, liability, or action or other proceeding, whether commenced or threatened (whether or not such Agent, the Arranger, such Lender or any such person is a party to any action or proceeding out of which any such expense arises). Notwithstanding the foregoing, the Borrowers shall have no obligation hereunder to an indemnified person with respect to indemnified liabilities which have resulted from the gross negligence, bad faith or willful misconduct of such indemnified person.

                  SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final, or general, but not special) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement that are then due and payable, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  SECTION 9.06. BINDING EFFECT; EFFECTIVENESS; ENTIRE AGREEMENT.

                  (a) This Agreement shall be deemed to have been executed and delivered when it shall have been executed by the Borrowers, the Administrative Agent and the Canadian Agent and when the Administrative Agent and the Canadian Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Canadian Agent and each Lender and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.

                  (b) This Agreement (except for the provisions of Articles VII and IX hereof and related definitions) shall not become effective until the time at which the conditions set forth in Section 3.01 have been satisfied or otherwise waived at the Closing Date, at which time this Agreement shall become fully effective. At such time this Agreement (including the Schedules and Exhibits attached hereto) shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to such subject matter, including, but not limited to, the Existing Credit Agreement.

                  SECTION 9.07.  ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender (other than the Designated Bidders) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it);


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provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement (other than any right to make Bid Advances or Bid Advances held by it), (ii) after giving effect to any such assignment, (1) the assigning Lender shall no longer have any Commitment or (2) the amount of the Commitment of both the assigning Lender and the Eligible Assignee party to such assignment (in each case determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than $10,000,000 and or an integral multiple of $1,000,000 in excess thereof; provided that in the case of an assignment of less than all of a Lender's Commitment, the assigning Lender shall retain an aggregate principal amount of Commitments of not less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and a processing and recordation fee of $3,000 (or the equivalent in Canadian Dollars of $3,000 in the case of the assignment of a Canadian Commitment) to the Applicable Agent, and (v) if such Eligible Assignee is not an Affiliate of the assigning Lender, the Company and the Applicable
Agent shall have consented to such assignment, which consent shall not be unreasonably withheld, and which consent of the Company shall not be required if an Event of Default has occurred and is continuing. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any Lender may at any time pledge or assign all or any portion of its rights hereunder to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder.

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Applicable Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Applicable Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  (c) Within five (5) days of its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee (together with a processing and recordation fee of $3,000 with respect thereto) and upon evidence of consent of the Domestic Borrower and the Applicable Agent thereto, which consent shall not be unreasonably withheld, the Applicable Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (1) accept such Assignment and Acceptance and (2) record the information contained therein in the Applicable Register. All communications with the Domestic Borrower with respect to such consent of the Domestic Borrower shall be sent pursuant to Section 9.02.

                  (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Bid Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Bid Advances as a Lender pursuant to Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Bid Advances as a Lender pursuant to Section
2.03 and the obligations related thereto.

                  (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit I hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Domestic Borrower.

                  (g) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the U.S. Lenders and, with respect to U.S. Lenders other than Designated Bidders, the Commitment of, the Commitment Termination Date of, and principal amount of the Advances owing to, each such U.S. Lender from time to time (the "Register"). The Canadian Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Canadian Lenders and the Canadian Commitment of, the Termination Date of, and principal amount of the Canadian Advances owing to, each such Canadian Lender from time to time (the "Canadian Register" and together with the Register, the "Registers"). The entries in the Registers shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, the Canadian Agent and the Lenders may treat each Person whose name is recorded in a Register as a Lender hereunder for all purposes of the Loan Documents. The Registers shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it; provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Advance for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents,
(v) no Lender shall grant any participation under which the participant shall have rights to require such Lender to take or omit to take any action hereunder or under the other Loan Documents or approve any amendment to or waiver of this Agreement or the other Loan Documents, except to the extent such amendment or waiver would: (A) extend the Termination Date; or (B) reduce the interest rate or the amount of principal or fees applicable to Advances or the Commitment in which such participant is participating or change the date on which interest, principal or fees applicable to Advances or the Commitment in which such participant is participating are payable, (vi) such Lender shall notify the Borrowers of the sale of the participation, and (vii) the Person purchasing such participation shall agree to customary

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
provisions relating to the confidentiality of non-public information received by such Person in connection with its purchase of the participation.

                  (i) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or Participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender.

                  SECTION 9.08. CONFIDENTIALITY. Each Lender agrees, insofar as is legally possible, to use its best efforts to keep in confidence all financial data and other information relative to the affairs of the Borrowers heretofore furnished or which may hereafter be furnished to it pursuant to the provisions of this Agreement; provided, however, that this Section 9.08 shall not be applicable to information otherwise disseminated to the public by the Borrowers; and provided further that such obligation of each Bank shall be subject to each Bank's (a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, its affiliates (including, without limitation, in the case of CUSA, Citicorp Securities, Inc.), bank, auditors, accountants and its counsel and other Banks, and (c) right to disclose any such information, (i) in connection with the transactions set forth herein including assignments and sales of participation interests pursuant to Section 9.07 hereof or (ii) in or in connection with any litigation or dispute involving the Banks and any Borrower or any transfer or other disposition by such Bank of any of its Advances or other extensions of credit by such Bank to such Borrower or any of its Subsidiaries, provided that information disclosed pursuant to this proviso shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

                  SECTION 9.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 9.11. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The Borrowers each hereby irrevocably submit to the jurisdiction of any New York state or Federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and the Borrowers each hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. The Borrowers each hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrowers each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Section 9.11 shall affect the right of any Lender or Agents to

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)
serve legal process in any other manner permitted by law or affect the right of any Lender or Agents to bring any action or proceeding against the Borrowers or their respective property in the courts of any other jurisdiction.

                  SECTION 9.12. WAIVER OF TRIAL BY JURY. THE BORROWERS, THE BANKS, THE AGENTS AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, OTHER LENDERS EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrowers, the Banks, the Agents and, by its acceptance of the benefits hereof, other Lenders each (i) acknowledges that this waiver is a material inducement for the Borrowers, the Lenders and the Agents to enter into a business relationship, that the Borrowers, the Lenders and the Agents have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 9.13      JUDGMENT

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any promissory note of any Borrower issued pursuant to this Agreement in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency at London, England on the second Business Day preceding that on which final judgment is given.


                  (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent or the Canadian Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Applicable Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Applicable Agent (as the case may be) may, in accordance with normal banking procedures, purchase Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Applicable Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Applicable Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Applicable Agent (as the case may be) in the

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

Original Currency, such Lender or the Applicable Agent (as the case may be) agrees to remit to such Borrower such excess.

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   VIAD CORP, a Delaware corporation, as a
                                     Borrower and as a Guarantor


                                      /s/ Kimbra A. Fracalossi
                                   By________________________________
                                     Title: Chief Financial Officer



                                      /s/ David J. Iannini
                                   By________________________________
                                     Title: Treasurer


                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                  GREYHOUND CANADA HOLDINGS, INC. LIMITED,
                                    an Alberta corporation, as Canadian Borrower


                                     /s/ David J. Iannini
                                  By__________________________
                                    Title: Assistant Treasurer

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                   CITICORP USA, INC., as Administrative Agent, as a Domestic Lender and as a Canadian Lender


                                   By  /s/ Deborah Ironson
                                     ----------------------
                                    Title: Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                       CITIBANK CANADA, as Canadian Agent

                                       By /s/ Sam Shih
                                          ------------------------
                                          Title: Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                        THE CHASE MANHATTAN BANK, as a
                                           Domestic Lender


                                        By /s/ William P. Rindfuss
                                           ----------------------------
                                           Title: Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                         BANK ONE, NA, as a Domestic Lender


                                         By /s/ Karen C. Ryan
                                            ------------------------------
                                            Title: Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                      BANK OF AMERICA, N.A., as Co-Documentation
                                           Agent and as a Domestic
                                             Lender


                                         By /s/ Charles F. Lilygren
                                            --------------------------------
                                            Title: Managing Director

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                         CREDIT SUISSE FIRST BOSTON, as a
                                            Domestic Lender


                                         By /s/ David L. Sawyer
                                            ------------------------------
                                            Title: Vice President



                                         By /s/ Mark Heron
                                            ------------------------------
                                            Title: Asst. Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as a Domestic Lender


                                        By /s/ Paul K. Stimpfl
                                           ------------------------------
                                           Title: Senior Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                         WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                           as a Domestic Lender


                                         By /s/ Barry S. Wadler
                                            ------------------------------
                                            Title: Associate Director


                                         By /s/ Lisa M. Walker
                                            ------------------------------
                                            Title: Associate Director

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                        ABN-AMRO BANK N.V., as a Domestic Lender


                                        By /s/ Mary L. Honda
                                           ------------------------------
                                          Title: Group Vice President


                                        By /s/ Thomas F. Comfort
                                           ------------------------------
                                                Senior Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                         MELLON BANK, N.A., as a Domestic Lender


                                         By /s/ Andrew Kim
                                            -------------------------------
                                            Title: Assistant Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                       WACHOVIA BANK, N.A., as a Domestic Lender


                                       By    /s/ Andrew B. Deskins
                                          ______________________________
                                          Title: Senior Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                      THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                        as a Domestic Lender


                                      By    /s/ Vincente L. Timiraos
                                         ______________________________
                                         Title: Joint General Manager

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                       LEHMAN COMMERCIAL PAPER INC.,
                                          as a Domestic Lender


                                       By    /s/ Michele Swanson
                                          ______________________________
                                          Title: Authorized Signatory

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                         SUMITOMO MITSUI BANKING CORPORATION,
                                           as a Domestic Lender


                                          By    /s/ Al Galluzzo
                                             ______________________________
                                             Title: Senior Vice President

                                                            Amended and Restated
                                                    Credit Agreement (Long Term)

                                   SCHEDULE I

                           APPLICABLE LENDING OFFICES

THE CHASE MANHATTAN BANK

Domestic Lending Office:

270 Park Avenue
New York, New York 10017
Attn: William Rindfuss

Eurodollar Lending Office:

270 Park Avenue
New York, New York 10017
Attn: William Rindfuss

BANK ONE, NA

Domestic Lending Office:

One Bank One Plaza
Chicago, Illinois 60670
Attn: Stephen M. Flynn
Facsimile: (213) 683-4949

Eurodollar Lending Office:

One Bank One Plaza
Chicago, Illinois 60670
Attn: Stephen M. Flynn
Facsimile: (213) 683-4926

                                                                      SCHEDULE I

BANK OF AMERICA, N.A.

Domestic Lending Office:

1850 Gateway Blvd., Mail Code: CA4-706-05-11
Concord, California 94520-3282
Attn: Gloria Myers, CSR
Facsimile: (888) 969-9237

Eurodollar Lending Office:

1850 Gateway Blvd., Mail Code: CA4-706-05-11
Concord, California 94520-3282
Attn: Gloria Myers, CSR
Facsimile: (888) 969-9237





CREDIT SUISSE FIRST BOSTON

Domestic Lending Office:

Five World Trade Center, 8th Floor
New York, New York 10048-0928
Attn: Lai Chung
Facsimile: (212) 335-0593

Eurodollar Lending Office:

Five World Trade Center, 8th Floor
New York, New York 10048-0928
Attn: Lai Chung
Facsimile: (212) 335-0593

                                                                      SCHEDULE I

WELLS FARGO BANK, N.A.

Domestic Lending Office:

201 3rd Street
San Francisco, California 94103
Attn: Ginnie Padgett

Eurodollar Lending Office:

201 3rd Street
San Francisco, California 94103
Attn: Ginnie Padgett

WESTDEUTSCHE LANDESBANK GIROZENTRALE

Domestic Lending Office:

Westdeutsche Landesbank Girozentrale, New York Branch
1211 Avenue of the Americas
New York, New York 10036
Attn: Barry Wadler
Facsimile: (212) 852-6148

Eurodollar Lending Office:

Westdeutsche Landesbank Girozentrale, New York Branch
1211 Avenue of the Americas
New York, New York 10036
Attn: Barry Wadler
Facsimile: (212) 852-6148

                                                                      SCHEDULE I

ABN-AMRO BANK N.V.

Domestic Lending Office:

208 South LaSalle Street, Suite 1500
Chicago, Illinois 60604-1003
Attn: Credit Administration
Facsimile: (312) 992-5111

Eurodollar Lending Office:

208 South LaSalle Street, Suite 1500
Chicago, Illinois 60604-1003
Attn: Credit Administration
Facsimile: (312) 992-5111



MELLON BANK, N.A.

Domestic Lending Office:

Three Mellon Bank, Rm. 2300
Pittsburgh, Pennsylvania 15259

Eurodollar Lending Office:

Three Mellon Bank, Rm. 2300
Pittsburgh, Pennsylvania 15259


WACHOVIA BANK, N.A.

Domestic Lending Office:

191 Peachtree Street
Atlanta, Georgia 30303
Attn: Andrew B. Deskins
Facsimile: (404) 332-4136

Eurodollar Lending Office:

N/A

                                                                      SCHEDULE I

THE INDUSTRIAL BANK OF JAPAN, LIMITED

Domestic Lending Office:

1251 Avenue of the Americas
New York, New York 10020
Attn: Umesh Patel
Facsimile: (212) 282-4481

Eurodollar Lending Office:

1251 Avenue of the Americas
New York, New York 10020
Attn: Umesh Patel
Facsimile: (212) 282-4481








LEHMAN COMMERCIAL PAPER INC.

Domestic Lending Office:

Three World Financial Center - 8th Floor
New York, New York 10285
Attn: Nancy Wong

Facsimile: (212) 526-7365

Eurodollar Lending Office:

Three World Financial Center - 8th Floor
New York, New York 10285
Attn: Nancy Wong

Facsimile: (212) 526-7365

                                                                      SCHEDULE I

SUMITOMO MITSUI BANKING CORPORATION

Domestic Lending Office:

277 Park Avenue
New York, New York 10172
Attn: Deal Administration, Paul Kane
Facsimile: (212) 224-5488

Eurodollar Lending Office:

277 Park Avenue
New York, New York 10172
Attn: Deal Administration, Paul Kane
Facsimile: (212) 224-5488

                                                                      SCHEDULE I

                                  SCHEDULE II

                                  COMMITMENTS

                     DOMESTIC LENDER                DOMESTIC COMMITMENT

Citibank USA, Inc.                                     $16,250,000.00
The Chase Manhattan Bank                               $13,750,000.00
Bank One, NA                                           $20,000,000.00
Bank of America, N.A.                                  $20,000,000.00
Credit Suisse First Boston                             $20,000,000.00
Wells Fargo Bank, N.A.                                 $15,000,000.00
Westdeutsche Landesbank Girozentrale                   $15,000,000.00
ABN-AMRO Bank, N.V.                                    $15,000,000.00
Mellon Bank, N.A.                                      $15,000,000.00
Wachovia Bank, N.A.                                    $12,500,000.00
The Industrial Bank of Japan, Limited                  $12,500,000.00
Lehman Commercial Paper Inc.                           $12,500,000.00
Sumitomo Mitsui Banking Corporation                    $12,500,000.00


                     CANADIAN LENDER                CANADIAN COMMITMENT

Citibank Canada                                        $12,500,000.00
The Chase Manhattan Bank, Toronto Branch               $12,500,000.00

                                                                     SCHEDULE II

                                  SCHEDULE III



                             GOVERNMENTAL CONSENTS

                                      None

                                                                    SCHEDULE III

                                U.S. $225,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT
                      (LONG TERM REVOLVING CREDIT FACILITY)

                           Dated as of August 31, 2001
                                      Among
                                    VIAD CORP

                            as Borrower and Guarantor

                                       and

                         GREYHOUND CANADA HOLDINGS, INC.
                              as Canadian Borrower

                                       and

                             THE BANKS NAMED HEREIN
                                   as Lenders

                                       and

                               CITICORP USA, INC.
                             as Administrative Agent

                                       and

                                 CITIBANK CANADA
                                as Canadian Agent

                                       and

              BANK OF AMERICA, N.A. AND CREDIT SUISSE FIRST BOSTON
                           as Co-Documentation Agents

                                       and

                    THE CHASE MANHATTAN BANK AND BANK ONE, NA
                            as Co-Syndication Agents

                                       and

WELLS FARGO BANK, N.A., WESTDEUTSCHE LANDESBANK GIROZENTRALE, ABN-AMRO BANK N.V.
                              AND MELLON BANK, N.A.
                           as Senior Managing Agents

                                       and

  WACHOVIA BANK, N.A., THE INDUSTRIAL BANK OF JAPAN, LIMITED, LEHMAN COMMERCIAL
               PAPER INC. AND SUMITOMO MITSUI BANKING CORPORATION
                                  as Co-Agents

                                    Arranger:
                            SALOMON SMITH BARNEY INC.

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I.     DEFINITIONS AND ACCOUNTING TERMS...............................1
SECTION 1.01.  Certain Defined Terms..........................................1
SECTION 1.02.  Computation of Time Periods...................................17
SECTION 1.03.  Accounting Terms..............................................17
SECTION 1.04   Currency Equivalents Generally................................18

ARTICLE II.    AMOUNTS AND TERMS OF THE ADVANCES.............................18
SECTION 2.01.  The Committed Advances........................................18
SECTION 2.02.  Making the Committed Advances.................................19
SECTION 2.03.  Making the Bid Advances.......................................22
SECTION 2.04.  Fees .........................................................26
SECTION 2.05.  Termination and Reduction of the Commitments..................27
SECTION 2.06.  Repayment and Prepayment of Advances..........................27
SECTION 2.07.  Interest on Committed Advances................................29
SECTION 2.08.  Interest Rate Determination...................................31
SECTION 2.09.  Voluntary Conversion or Continuation of Committed Advances....31
SECTION 2.10.  Increased Costs...............................................32
SECTION 2.11.  Payments and Computations.....................................34
SECTION 2.12.  Taxes ........................................................35
SECTION 2.13.  Sharing of Payments, Etc......................................37
SECTION 2.14.  Evidence of Debt..............................................38
SECTION 2.15.  Use of Proceeds...............................................39
SECTION 2.16.  Substitution of Lenders.......................................39
SECTION 2.17.  Letters of Credit.............................................39
SECTION 2.18.  Banker's Acceptances..........................................44

ARTICLE III.   CONDITIONS OF EFFECTIVENESS AND LENDING.......................47
SECTION 3.01.  Conditions Precedent to Closing...............................48
SECTION 3.02.  Conditions Precedent to Each Committed Borrowing..............49
SECTION 3.03.  Conditions Precedent to Each Bid Borrowing....................49
SECTION 3.04.  Conditions to All Letters of Credit...........................50

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES................................50
SECTION 4.01.  Representations and Warranties of the Borrowers...............50

ARTICLE V.     COVENANTS OF THE COMPANY......................................53
SECTION 5.01.  Affirmative Covenants.........................................53
SECTION 5.02.  Negative Covenants............................................57

ARTICLE VI.    EVENTS OF DEFAULT.............................................59
SECTION 6.01.  Events of Default.............................................59
SECTION 6.02.  Actions in Respect of Letters of Credit.......................61

ARTICLE VII.   THE ADMINISTRATIVE AGENT......................................63
SECTION 7.01.  Authorization and Action......................................63
SECTION 7.02.  Agents' Reliance, Etc.........................................64
SECTION 7.03.  CUSA, Citibank Canada and their Affiliates....................64
SECTION 7.04.  Lender Credit Decision........................................64
SECTION 7.05.  Indemnification...............................................65
SECTION 7.06.  Successor Agent...............................................65
SECTION 7.07.  Other Agents..................................................66

ARTICLE VIII.  THE GUARANTY..................................................66
SECTION 8.01.  Guaranty of the Guarantied Obligations........................66
SECTION 8.02.  Liability of the Company......................................66
SECTION 8.03.  Waivers by the Company........................................68
SECTION 8.04.  Payment by the Company........................................69
SECTION 8.05.  Subrogation...................................................69
SECTION 8.06.  Subordination of Other Obligations............................70
SECTION 8.07.  Expenses......................................................70
SECTION 8.08.  Continuing Guaranty; Termination of Guaranty..................70
SECTION 8.09.  Authority of the Company or the Canadian Borrower.............70
SECTION 8.10.  Financial Condition of the Canadian Borrower..................70
SECTION 8.11.  Rights Cumulative.............................................71

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

SECTION 8.12.  Obligations of the Company....................................71

ARTICLE IX.    MISCELLANEOUS.................................................71
SECTION 9.01.  Amendments, Etc...............................................71
SECTION 9.02.  Notices, Etc..................................................72
SECTION 9.03.  No Waiver; Remedies...........................................73
SECTION 9.04.  Costs, Expenses and Indemnification...........................73
SECTION 9.05.  Right of Set-off..............................................74
SECTION 9.06.  Binding Effect; Effectiveness; Entire Agreement...............74
SECTION 9.07.  Assignments and Participations................................74
SECTION 9.08.  Confidentiality...............................................78
SECTION 9.09.  Governing Law.................................................78
SECTION 9.10.  Execution in Counterparts.....................................78
SECTION 9.11.  Consent to Jurisdiction; Waiver of Immunities.................78
SECTION 9.12.  Waiver of Trial by Jury.......................................79
SECTION 9.13   Judgment......................................................79

                                    SCHEDULES

Schedule I         Lenders and Applicable Lending Offices

Schedule II        Commitments

Schedule III       Governmental Consents

                                    EXHIBITS

Exhibit A-1         Notice of Committed Borrowing

Exhibit A-2         Notice of Bid Borrowing

Exhibit A-3         Notice of Committed Borrowing - Banker's Acceptance

Exhibit B           Assignment and Acceptance

Exhibit C           Form of Opinion of Counsel for the Borrowers

Exhibit D           Form of Opinion of Canadian Counsel for the Canadian
                    Borrower

Exhibit E           Form of Opinion of Counsel to the Administrative Agent

Exhibit F           Form of Issuance Notice

Exhibit G           Form of Compliance Certificate

Exhibit H-1         Form of Dollar Committed Note

Exhibit H-2         Form of Bid Note

Exhibit H-3         Form of Canadian Dollar Committed Note

Exhibit I           Form of Designation Agreement

                                   EXHIBIT A-1

                     [FORM OF NOTICE OF COMMITTED BORROWING]

                          NOTICE OF COMMITTED BORROWING

[Modify as appropriate for Committed Borrowings by the Domestic Borrower and Committed Borrowings by the Canadian Borrower]



[Citicorp USA, Inc., as Administrative Agent for the Lenders party to the Credit Agreement referred to below

c/o Citicorp Bank Loan
Syndications Operations
One Court Square
Long Island City, New York  11120]

[Citibank Canada, as Canadian Agent
for the Canadian Lenders party
to the Credit Agreement
referred to below]

[Canadian Lender's Address]
                                                                          [Date]

                  Attention:  [_________________________]

Gentlemen:

                  The undersigned, [Viad Corp][Greyhound Canada Holdings, Inc.] (the "[DOMESTIC][CANADIAN] BORROWER"), refers to that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), by and among the [Domestic][Canadian] Borrower, [Greyhound Canada Holdings, Inc.][Viad Corp], certain Lenders party thereto, Citicorp USA, Inc., as Administrative Agent for the Lenders and Citibank Canada, as special administrative agent for the Canadian Lenders. The [Domestic][Canadian] Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement, that the [Domestic][Canadian] Borrower hereby requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to


                                     A-1-1
such Committed Borrowing (the "PROPOSED COMMITTED BORROWING") as required by
Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Committed Borrowing is ___________, 20__.

                  (ii) The currency of the Proposed Committed Borrowing is [Dollars][Canadian Dollars].

                  (iii) The Type of Committed Advances comprising the Proposed Committed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances] [Canadian Eurodollar Rate Advances] [Canadian Prime Rate Advances]

                  (iv) The aggregate amount of the Proposed Committed Borrowing is $______________.

                  (v) If the Type of Advances comprising the Proposed Committed Borrowing is Eurocurrency Rate Advances, the Interest Period for each Advance made as part of the Proposed Committed Borrowing is _____ month[s].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Committed Borrowing:

                  (A) the representations and warranties contained in Section
                  4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

                  (B) no event has occurred and is continuing, or will result from such Proposed Committed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default.

                                   Very truly yours,

                                   [VIAD CORP] [GREYHOUND CANADA HOLDINGS, INC.]

                                   By:      _________________________
                                            Title:



                                   By:      _________________________
                                            Title:


                                     A-1-2

                                                   Notice of Committed Borrowing

                                   EXHIBIT A-2

                        [FORM OF NOTICE OF BID BORROWING]

                             NOTICE OF BID BORROWING

Citicorp USA, Inc., as Administrative Agent for the Lenders party to the Credit Agreement referred to below

c/o Citicorp Bank Loan
Syndications Operations
One Court Square
Long Island City, New York  11120
                                                                          [Date]

                  Attention:  [_________________________]

Gentlemen:

                  The undersigned, Viad Corp (the "DOMESTIC BORROWER"), refers to that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), by and among the Domestic Borrower, Greyhound Canada Holdings, Inc., as the Canadian Borrower, certain Lenders party thereto, Citicorp USA, Inc., as Administrative Agent for the Lenders and Citibank Canada, as special administrative agent for the Canadian Lenders. The Domestic Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that the undersigned hereby requests a Bid Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Borrowing (the "PROPOSED BID BORROWING") is requested to be made:

         (A)      Date of Proposed Bid Borrowing:   __________________
         (B)      Aggregate Amount of Proposed
                  Bid Borrowing:                    __________________
         (C)      Maturity Date:                    __________________
         (D)      Currency if the Proposed Bid
                  Borrowing is comprised of
                  Eurodollar Advances:              __________________
         (E)      Interest Payment Date(s):         __________________
         (F)      Other Terms:                      __________________

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Bid
Borrowing:


                                     A-2-1

                                                   Notice of Bid Borrowing

                  (A) the representations and warranties contained in Section
                  4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

                  (B) no event has occurred and is continuing, or will result from such Proposed Bid Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default.

                  The undersigned hereby confirms that the Proposed Bid Borrowing is to be made available to it in accordance with Section 2.03 of the Credit Agreement.

                                        Very truly yours,

                                        VIAD CORP

                                        By: __________________________
                                            Title:


                                        By: _________________________
                                            Title:



                                     A-2-2

                                                   Notice of Bid Borrowing

                                   EXHIBIT A-3

          [FORM OF NOTICE OF COMMITTED BORROWING - BANKER'S ACCEPTANCE]

               NOTICE OF COMMITTED BORROWING - BANKER'S ACCEPTANCE

Citibank Canada, as Canadian Agent
for the Canadian Lenders party
to the Credit Agreement
referred to below

[Canadian Lender's Address]
                                                                          [Date]

                  Attention:  [_________________________]

Gentlemen:

                  The undersigned, [Greyhound Canada Holdings, Inc.] (the "CANADIAN BORROWER"), refers to that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), by and among the Canadian Borrower, Viad Corp, certain Lenders party thereto, Citicorp USA, Inc., as Administrative Agent for the Lenders and Citibank Canada, as special administrative agent for the Canadian Lenders. The Canadian Borrower hereby gives you notice, irrevocably, pursuant to Section 2.18 of the Credit Agreement, that the Canadian Borrower hereby requests a Banker's Acceptance under the Credit Agreement, and in that connection sets forth below the information relating to such Banker's Acceptance (the "PROPOSED BANKER'S ACCEPTANCE") as required by Section 2.18(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Banker's Acceptance is ___________, 20__.

                  (ii) The maturity of the Proposed Banker's Acceptance is [30 days][60 days][90 days][180 days] from the date of its acceptance.

                  (iii) The aggregate amount of the Proposed Committed Borrowing is Cdn. $______________.



                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Banker's Acceptance:


                                     A-3-1

                               Notice of Committed Borrowing-Banker's Acceptance

                  (A) the representations and warranties contained in Section
                  4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Banker's Acceptance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

                  (B) no event has occurred and is continuing, or will result from such Proposed Banker's Acceptance or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default.

                                        Very truly yours,

                                        GREYHOUND CANADA HOLDINGS, INC.

                                        By: _________________________
                                            Title:




                                        By: _________________________
                                            Title:



                                     A-3-2

                               Notice of Committed Borrowing Banker's Acceptance

                                    EXHIBIT B

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

                            ASSIGNMENT AND ACCEPTANCE

                              Dated ________, 20__


                  Reference is made to that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") among Viad Corp (the "DOMESTIC BORROWER"), Greyhound Canada Holdings, Inc. (the "CANADIAN BORROWER", and together with the Domestic Borrower, the "BORROWERS"), the Lenders (as defined in the Credit Agreement), Citicorp USA, Inc., as Administrative Agent for the Lenders and Citibank Canada as Canadian Agent. Terms defined in the Credit Agreement and not defined herein are used herein with the same meaning.

                  _________________ (the "ASSIGNOR") and ________________ (the
"ASSIGNEE") agree as follows:

                  1. The Assignor hereby sells and assigns without recourse to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment, the amount of the Advances owing to the Assignee, and the Commitment Termination Date of the Assignee will be as set forth in Section 2 of Schedule 1. In consideration of Assignor's assignment, Assignee hereby agrees to pay to Assignor, on the Effective Date, the amount of $_________ in immediately available funds by wire transfer to Assignor's office at _______________.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit

                                                       Assignment and Acceptance
analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Applicable Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Applicable Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].*

                  4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Applicable Agent for acceptance and recording by the Applicable Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Applicable Agent, unless otherwise specified on Schedule 1 hereto (the "EFFECTIVE DATE").

                  5. Upon such acceptance and recording by the Applicable Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Applicable Agent, from and after the Effective Date, the Applicable Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.



*If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                       Assignment and Acceptance

                                   Schedule 1

                                       to
                            Assignment and Acceptance

                                Dated _____, 20__


Section 1.

         Percentage Interest in all Domestic Commitment/Domestic Advances:
______%

         [Percentage Interest in all Canadian Commitment/Canadian Advances:
______%]

Section 2.

          Assignee's Domestic Commitment:                                $______
          [Assignee's Canadian Commitment:                         Cdn. $______]
          Aggregate Outstanding Principal
          Amount of Domestic Advances owing to the Assignee:             $______

          [Aggregate Outstanding Principal
          Amount of Canadian Advances owing to the Assignee:       Cdn. $______]

         Assignee's Commitment Termination Date:                 _________, 200_

Section 3.

         Effective Date*:  ________, 20_

                                    [NAME OF ASSIGNOR]


                                    By:____________________________
                                       Title:

                                    [NAME OF ASSIGNEE]


                                    By:____________________________
                                       Title:


                                    Domestic Lending Office
                                      (and address for
                                      notices):

                                             [Address]

                                    Eurodollar Lending Office:
                                             [Address]



* This date should be no earlier than the date of acceptance by the Administrative Agent.


                                     B-I-1

                                                       Assignment and Acceptance

Accepted this ____ day
of _____________, 200_


[CITICORP USA, INC., as Administrative Agent


By:___________________________
         Title:                             ]



[CITIBANK CANADA, as Canadian Agent


By:___________________________
Title:                                      ]




VIAD CORP, as Domestic Borrower

By:___________________________
         Title:


                                     B-I-2

                                                       Assignment and Acceptance

                                    EXHIBIT C

                    [FORM OF OPINION OF COUNSEL TO BORROWERS]


                                 [CLOSING DATE]



Citicorp USA, Inc., as Administrative Agent
1 Court Square
Long Island City, New York  11120

and

The Banks (the "Banks") Listed on
Schedule I Party to the Credit
Agreement Referred to Below


                  RE: AMENDED AND RESTATED CREDIT AGREEMENT (LONG TERM REVOLVING CREDIT FACILITY) DATED AS OF AUGUST 31, 2001, AMONG VIAD CORP, GREYHOUND CANADA HOLDINGS, INC., THE BANKS NAMED THEREIN, CITICORP USA, INC. AS ADMINISTRATIVE AGENT AND CITIBANK CANADA AS CANADIAN AGENT

Ladies and Gentlemen:

                  I am Vice President and General Counsel of Viad Corp, a Delaware corporation (the "Domestic Borrower"), and as such have acted as counsel to the Domestic Borrower in connection with the negotiation, execution and delivery by the Domestic Borrower of the Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (the "Credit Agreement") among the Domestic Borrower, Greyhound Canada Holdings, Inc., the Banks and Citicorp USA, Inc. as Administrative Agent and Citibank Canada as Canadian Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                  This opinion is delivered to you pursuant to Section 3.01(a)(vi) of the Credit Agreement. I have examined the Credit Agreement and I have examined or am familiar with originals or copies, the authenticity of which has been established to my satisfaction of such other documents, corporate records, agreements and instruments, and certificates of public officials and of officers of the Domestic Borrower as I have deemed necessary or appropriate to enable me to express the opinions set forth below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certification by officers of the Domestic Borrower, which I believe to be reliable.

                                                 Opinion of Counsel to Borrowers

                  The opinions hereinafter expressed are subject to the fact that I am a member of the State Bar of Arizona and do not hold myself out as an expert on the laws of other states or jurisdictions except (i) the federal law of the United States of America, (ii) the General Corporation Law of the State of Delaware, and (iii) the laws of New York relevant to the opinions herein expressed.

                  Based upon the foregoing and having regard to legal considerations which I have deemed relevant, it is my opinion that:

                  1. The Domestic Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Domestic Borrower. The Domestic Borrower has all requisite corporate power and authority to own and operate its properties, to conduct its business as presently conducted, and to execute, deliver and perform its obligations under the Credit Agreement.

                  2. The Credit Agreement has been duly authorized by all necessary corporate action on the part of the Domestic Borrower and has been duly executed and delivered by the Domestic Borrower. The Credit Agreement constitutes the legal, valid and binding obligation of the Domestic Borrower, enforceable against the Domestic Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and reorganization laws and other similar laws governing the enforcement of lessors' or creditors' rights and by the effects of specific performance, injunctive relief and other equitable remedies.

                  3. Neither the execution and delivery by the Domestic Borrower of the Credit Agreement, nor consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Domestic Borrower conflicts with or is a violation of, its certificate of incorporation or bylaws, each as in effect on the date hereof. Neither the execution and delivery by the Domestic Borrower of the Credit Agreement, nor the consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Domestic Borrower will result in a violation of any applicable federal or New York law, governmental rule or regulation or of the Corporation Law of the State of Delaware or conflicts with, will result in a breach of, or constitutes a default under, any provision of any indenture, agreement or other instrument to which the Domestic Borrower is a party or any of its properties may be bound ("Material Agreements"), or any order, judgment or decree to which the Domestic Borrower or any of its assets are bound ("Judicial Orders"), or will result in the creation or imposition of any lien upon any property or assets of the Domestic Borrower pursuant to any Material Agreement or Judicial Order.

                  4. Neither the making of the Advances pursuant to, nor application of the proceeds thereof in accordance with, the Credit Agreement, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                                                 Opinion of Counsel to Borrowers

                  5. No consent, approval or authorization of, and no registration, declaration or filing with, any administrative, governmental or other public authority of the United States of America or the State of New York or under the Corporation Law of the State of Delaware is required by law to be obtained or made by the Domestic Borrower for the execution, delivery and performance by the Domestic Borrower of the Credit Agreement, except such filings as may be required in the ordinary course to keep in full force and effect rights and franchises material to the business of the Domestic Borrower and in connection with the payment of taxes.

                  6. The Domestic Borrower is not an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  This opinion is delivered to the Agents and the Banks as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any person other than the Agents and the Banks and their permitted assignees, or by them in any other context, and may not be furnished to any other person or entity without my prior written consent, provided that each Bank and its permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank,
(iii) pursuant to order or legal process of any court or governmental agency,
(iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Credit Agreement, or (v) in connection with the assignment of or sale of participations in the Advances.

Very truly yours,

                                                 Opinion of Counsel to Borrowers

                                    EXHIBIT D

                      [FORM OF OPINION OF CANADIAN COUNSEL
                           FOR THE CANADIAN BORROWER]




                                                           168848-2



AUGUST 31, 2001

Citicorp USA, Inc., as Administrative Agent
1 Court Square
Long Island City, New York  11120

and

The Banks (the "BANKS") listed on
Schedule I Party to the Credit
Agreement referred to below

Ladies and Gentlemen:

Subject: AMENDED AND RESTATED CREDIT AGREEMENT (LONG TERM REVOLVING CREDIT FACILITY) DATED AS OF AUGUST 31, 2001, AMONG VIAD CORP., GREYHOUND CANADA HOLDINGS, INC., THE BANKS, CITICORP USA, INC. AS ADMINISTRATIVE AGENT AND CITIBANK CANADA AS CANADIAN AGENT

         We have acted as special local Canadian counsel to Greyhound Canada Holdings, Inc. (the "CANADIAN BORROWER") in the giving of this opinion with respect to the amended and restated credit agreement (long term revolving credit facility) (the "CREDIT AGREEMENT") dated as of August 31, 2001, among Viad Corp., the Canadian Borrower, the Banks, Citicorp USA, Inc. as Administrative Agent and Citibank Canada as Canadian Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. This opinion is delivered to you pursuant to section 3.01(a)(vii) of the Credit Agreement.

         As such counsel, we have examined, but not participated in the preparation or drafting of, the Credit Agreement.

         In connection with the rendering of this opinion, we have also examined such statutes, public and corporate records, opinions, officers' certificates, certificates of compliance and status

                           Opinion of Canadian Counsel for the Canadian Borrower
and other documents and have considered such questions of law as we have considered necessary to enable us to express the opinions hereinafter set forth. In such examinations, we have assumed the due execution and delivery, pursuant to due authorization and capacity, of all documents and instruments by or on behalf of the parties thereto other than the Canadian Borrower, the genuineness of all signatures and the authority of all persons signing documents examined by us, the accuracy of all factual matters, the authenticity of all documents and instruments submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles, the identity and capacity of all individuals acting or purporting to act as public officials and registry agents, that all certificates of public officials and registry agents are accurate and the veracity of all information contained in such documents.

         As to various questions of fact material to the opinions hereinafter set forth and which were not independently established, we have relied upon certificates of public officials and of officers of the Canadian Borrower, copies of which have been delivered to you today. In particular, we have relied upon a certificate of the Corporation dated as of August 31, 2001 addressed to our firm, containing certain additional corporate information of a factual nature.

         In giving the opinion set forth in paragraph 1 herein, we have relied solely upon a certificate of status electronically retrieved from the corporate registry system in Alberta.

         Whenever our opinion with respect to the existence or absence of facts or circumstances is qualified by the phrase "of which counsel is aware", it is intended to indicate that during the course of our representation of the Canadian Borrower no information has come to our attention which would give us actual knowledge of the existence of such facts or circumstances. However, other than obtaining the certificate of the Corporation referred to above and the review of the Credit Agreement and our current files for the Canadian Borrower, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Canadian Borrower. No inferences to our knowledge as to such facts and circumstances should be drawn merely from our representation of the Canadian Borrower.

         We are qualified to practice law in the Province of Alberta and we do not express any opinion on any laws other than the laws of the Province of Alberta and the federal laws of Canada applicable therein.

         Based and relying on the foregoing, as of the date hereof, we are of the opinion that:

1. the Canadian Borrower is a corporation validly subsisting and in good standing under the laws of the Province of Alberta;

2. the Canadian Borrower has all requisite corporate power and authority to own and operate its properties, to conduct its business as presently conducted, and, to the extent governed by Alberta law, to execute, deliver and perform its obligations under the Credit Agreement;

                           Opinion of Canadian Counsel for the Canadian Borrower

3. to the extent governed by Alberta law, the Credit Agreement has been duly authorized by all necessary corporate action on the part of the Canadian Borrower and has been duly executed and delivered by the Canadian Borrower;

4. neither the execution and delivery by the Canadian Borrower of the Credit Agreement, nor consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Canadian Borrower conflicts with or is a violation of, its certificate of incorporation or bylaws, each as in effect on the date hereof;

5. neither the execution and delivery by the Canadian Borrower of the Credit Agreement, nor the consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Canadian Borrower will result in a violation of any applicable Canadian federal or Alberta law, governmental rule or regulation or conflict with, will result in a breach of, or constitute a default under, any provision of any indenture, agreement or other instrument to which the Canadian Borrower is a party or any of its properties may be bound ("MATERIAL AGREEMENTS") of which counsel is aware, or any order, judgment or decree to which the Canadian Borrower or any of its assets are bound ("JUDICIAL ORDERS") of which counsel is aware, or will result in the creation or imposition of any lien upon any property or assets of the Canadian Borrower pursuant to any Material Agreement or Judicial Order; and

6. no consent, approval or authorization of, and no registration, declaration or filing with, any administrative, governmental or other public authority of Canada of the Province of Alberta is required by law to be obtained or made by the Canadian Borrower for the execution, delivery and performance by the Canadian Borrower of the Credit Agreement, except such filings as may be required in the ordinary course to keep in full force and effect rights and franchises material to the business of the Canadian Borrower and in connection with the payment of taxes.

         This opinion is being furnished for the sole benefit of the addressees hereof and is delivered to the Agents and the Banks as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any person other than the Agents and the Banks and their permitted assignees, or by them in any other context, and may not be furnished or distributed to any other person or entity without our express prior written consent provided that each Bank and its permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Credit Agreement, or (v) in connection with the assignment of or sale of participations in the Advances. This opinion is given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours truly,

                           Opinion of Canadian Counsel for the Canadian Borrower

                                    EXHIBIT E

                     [FORM OF OPINION OF O'MELVENY & MYERS]

                                 [CLOSING DATE]


Citicorp USA, Inc., as Administrative Agent
1 Court Square
Long Island City, New York  11120

and

The Banks Party to the Credit Agreement
  Referred to Below

                  RE: AMENDED AND RESTATED CREDIT AGREEMENT (LONG TERM REVOLVING CREDIT FACILITY) DATED AS OF AUGUST 31, 2001, AMONG VIAD CORP, GREYHOUND CANADA HOLDINGS, INC., THE BANKS NAMED THEREIN, CITICORP USA, INC. AS ADMINISTRATIVE AGENT AND CITIBANK CANADA AS CANADIAN AGENT

Gentlemen:

                  We have participated in the preparation of the Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein are used herein as therein defined) among Viad Corp (the "Domestic Borrower"), Greyhound Canada Holdings, Inc. (the "Canadian Borrower"), the Banks named therein (the "Banks"), Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent") and Citibank Canada as special administrative agent to the Canadian Lenders (the "Canadian Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(a)(viii) of the Credit Agreement.

                  We have participated in various conferences and telephone conferences with representatives of the Borrowers and the Administrative Agent and conferences and telephone calls with counsel to the Borrowers, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the effectiveness of the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, and the opinion of Scott E. Sayre, Vice President and General Counsel of the Domestic Borrower (the "Opinion"), and officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies, the due authority of all persons executing the same, and we have relied as to factual matters on the documents which we have reviewed.

                                                    Opinion of O'Melveny & Myers

         On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant and subject to the limitations and qualifications in this opinion, we are of the opinion that:

         1. The Credit Agreement constitutes the legally valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. In giving the foregoing opinion, we have assumed, without independent investigation, that the Credit Agreement has been duly authorized by all necessary corporate action on the part of the Borrowers and has been duly executed and delivered by each Borrower.

         2. The Opinion is satisfactory in form to us and, in our opinion, you are justified in relying thereon.

         Our opinions in paragraph 1 above as to the enforceability of the Credit Agreement are subject to:

                  (a) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct; and

                  (b) the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law.

         We express no opinion as to the effect of non-compliance by you with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Agreement because of the nature of your business.

         The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction.

         This opinion is furnished by us as special counsel for the Administrative Agent and may be relied upon by you only in connection with the Credit Agreement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. You may, however, deliver a copy of this opinion to permitted assignees of all or a portion of a Lender's rights and obligations under the Credit Agreement in connection with such assignment, and such assignees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion. This opinion may also be disclosed to regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure.

                                       Respectfully submitted,

                                                    Opinion of O'Melveny & Myers

                                    EXHIBIT F

                            [FORM OF ISSUANCE NOTICE]

                                               [Date]



Citicorp USA, Inc., as Agent
for the Lenders Party
to the Credit Agreement
referred to below

c/o Citicorp USA, Inc.
399 Park Avenue
New York, New York  10043
Attention:  [________________]

           and

____________________, as Issuing Lender
c/o ________________________
____________________________
____________________________

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Credit Agreement (Long Term Revolving Credit Facility), dated as of August 31, 2001 (as the same may be amended, restated or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among Viad Corp (the "DOMESTIC BORROWER"), Greyhound Canada Holdings, Inc., certain Lenders party thereto, and Citicorp USA, Inc., as the Administrative Agent for said Lenders and Citibank Canada as the Canadian Agent.

         The Domestic Borrower hereby gives you notice pursuant to Section 2.17 of the Credit Agreement that it hereby requests an Issuance under the Credit Agreement, and in that connection sets forth below the information relating to such Issuance (the "PROPOSED LETTER OF CREDIT") as required by Section 2.17(b) of the Credit Agreement:

                  (i) The date of issuance of the Proposed Letter of Credit is ___________, 20__.

                  (ii) The face amount of the Proposed Letter of Credit is
                  _______________.

                  (iii) The expiration date of the Proposed Letter of Credit is ___________, 20__.

                                                                 Issuance Notice

                  (iv) The beneficiary of Proposed Letter of Credit shall be __________________ and its address is
                  __________________________.

                  (v) Special instructions:
                  ____________________________________.

         The undersigned officer of the Domestic Borrower, to the best of his or her knowledge, and the Domestic Borrower hereby certify that the following statements are true on the date hereof, and will be true on the date of Issuance of the Proposed Letter of Credit:

                  (A) The representations and warranties contained in Section
                  4.01 of the Credit Agreement are correct on and as of the date hereof, and will be correct on and as of the date of Issuance of the Proposed Letter of Credit (except to the extent that such representations and warranties expressly relate solely to an earlier date and then shall be correct as of such date), before and after giving effect to the Issuance of the Proposed Letter of Credit as though made on and as of such date.

                  (B) No event has occurred and is continuing, or would result from such Issuance of the Proposed Letter of Credit, which constitutes an Event of Default or a Potential Event of Default.



                                     Very truly yours,

                                     VIAD CORP

                                     By: _________________________
                                         Title:




                                     By: _________________________
                                         Title:

                                                                 Issuance Notice

                                    EXHIBIT G

                        [FORM OF COMPLIANCE CERTIFICATE]

         The undersigned certifies that: (i) this Certificate is as of ________ and pertains to the period from _______ to _______, (ii) the undersigned has reviewed the terms of that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility), dated as of August 31, 2001, among Viad Corp (the "COMPANY"), Greyhound Canada Holdings, Inc., the Banks named therein, Citicorp USA, Inc., as Administrative Agent and Citicorp Canada as Canadian Agent (as it may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") and has made, or caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the period set forth above and (iii) such review has not disclosed the existence during or at the end of such period, and the undersigned does not have knowledge of the existences as of the date of this Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default. (1) CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE CREDIT AGREEMENT.

A.       NET WORTH

         For the Company and its Subsidiaries:
         1.       Net Worth as of the Closing Date                   $__________

         2.       66% multiplied (1) of this Section A               $__________

         3.       Net Income (if a positive number) from the Closing
                  Date to the then most recent June 30 or December
                  31                                                 $__________

         4.       25% multiplied (3) of this Section A               $__________

         5.       aggregate net proceeds, including cash and         $__________
                  the fair market value of property other than cash, received by the Company from the issue or sale of capital stock of the Company from the Closing Date to the then most recent
                  June 30 or December 31


[1]If any event or condition that constitutes an Event of Default or Potential Event of Default exists, the Certificate should include the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto.

                                                          Compliance Certificate

         6.       aggregate of 25% of the after tax gains            $__________
                  realized from unusual, extraordinary, and major nonrecurring items from the Closing
                  Date to the then most recent June 30 or
                  December 31

         7.       Additions to Capital [(5) plus (6)]                $__________

         8.       Net Worth                                          $__________

         9.       Minimum Net Worth [(2) plus (4) plus (7)]          $__________


B.       MAXIMUM FUNDED DEBT RATIO.
         For the Company and its Subsidiaries (for each period consisting of the most recently ended four consecutive fiscal quarters of the Company):

         1.       indebtedness for borrowed money or for the
                  deferred purchase price of property or
                  services                                           $__________

         2.       obligations as lessee under leases which
                  shall have been or should be, in accordance
                  with GAAP, recorded as capital leases              $__________

         3.       obligations under guarantees in respect of
                  indebtedness or obligations of others of the
                  kinds referred to in clauses (1) and (2) of
                  this Section B                                     $__________

         4.       Funded Debt [(1) plus (2) plus (3)]                $__________

         5.       consolidated net income plus provision for
                  taxes (excluding extraordinary, unusual, or
                  nonrecurring gains or losses)                      $__________

         6.       interest expense                                   $__________

         7.       depreciation expense and amortization of
                  intangibles                                        $__________

         8.       EBITDA [(5) plus (6) plus (7)]                     $__________

                                                          Compliance Certificate

         9.       Ratio of Funded Debt to EBITDA [(4):(8)]           ____:____

         10.      Maximum Funded Debt Ratio required under
                  Credit Agreement                                   3.00:1.00




                                            By: _________________________
                                            Title: ______________________

                                                          Compliance Certificate

                                   EXHIBIT H-1

                 [FORM OF PROMISSORY NOTE (COMMITTED ADVANCES)]

                                 PROMISSORY NOTE

__________________                          Dated: ______________, 20___


                  FOR VALUE RECEIVED, the undersigned, VIAD CORP, a Delaware corporation (the "DOMESTIC BORROWER"), HEREBY PROMISES TO PAY to the order of ______________________________ (the "LENDER"), for the account of its Applicable Lending Office, the unpaid principal amount of each Committed Advance made by the Lender to the Domestic Borrower pursuant to the Credit Agreement referred to below on or before the Termination Date of the Lender. The Domestic Borrower promises to pay interest on the unpaid principal amount of each such Committed Advance on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in United States dollars in same day funds at the Administrative Agent's office, as specified in the Credit Agreement.

                  All Committed Advances made by the Lender, the respective maturities thereof and all repayments of principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Committed Advance then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, or in the records of such Lender in accordance with its usual practice; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Domestic Borrower hereunder or under the Credit Agreement.

                  This promissory note is one of the promissory notes referred to in Section 2.14(d) of that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001, among the Domestic Borrower, Greyhound Canada Holdings, Inc., the Lenders named therein, Citicorp USA, Inc., as Administrative Agent and Citibank Canada as Canadian Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is hereby made to the Credit Agreement for provisions relating to this promissory note, including, without limitation, the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                            VIAD CORP

                                            By____________________________
                                            Title:

                                            By:____________________________
                                            Title:



                                     H-1-1

                                            Promissory Note (Committed Advances)

                         TRANSACTIONS ON PROMISSORY NOTE

             Amount of
             Advance                                 Amount
             Made This    Maturity     Interest        of       Notation
   Date       Date         Period        Rate       Payment      Made By
----------  ---------    ----------   ----------   ----------  -----------


                                    H-1-A-1

                                            Promissory Note (Committed Advances)

                                   EXHIBIT H-2

                    [FORM OF PROMISSORY NOTE (BID ADVANCES)]

                                 PROMISSORY NOTE

__________________                          Dated: ______________, 20___


                  FOR VALUE RECEIVED, the undersigned, VIAD CORP, a Delaware corporation (the "DOMESTIC BORROWER"), HEREBY PROMISES TO PAY to the order of ______________________________ (the "U.S. LENDER") for the account of its
Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of each Bid Advance (as defined below) made by the U.S. Lender to the Domestic Borrower pursuant to the Credit Agreement on the maturity date of such Bid Advance determined pursuant to the Credit Agreement.

                  The Domestic Borrower further promises to pay interest on the unpaid principal amount of each Bid Advance from the date of such Bid Advance until such principal amount is paid in full, at such interest rates, and payable at such times, in accordance with the terms of the Credit Agreement .

                  Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at the office of Citibank, N.A. located at 1 Court Square, 7th Floor, Long Island City, New York, 11120 in same day funds. Each Bid Advance made by the U.S. Lender to the Domestic Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the U.S. Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the promissory notes referred to in Section 2.14(d) of, and is entitled to the benefits of, that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among the Domestic Borrower, Greyhound Canada Holdings, Inc., the financial institutions named therein, Citicorp USA, Inc., as Administrative Agent and Citibank Canada as Canadian Agent. The Credit Agreement, among other things, contains provisions for the making of certain advances (the "BID ADVANCES") at the discretion of the U.S. Lender, and for the acceleration of the maturity of the Bid Advances upon the happening of certain stated events.

                  The date and amount of each Bid Advance, the maturity thereof and the interest rate applicable thereto and all payments made by the Domestic Borrower on account of principal hereof shall be recorded by the U.S. Lender and, prior to any transfer of this Promissory Note, entered by the U.S. Lender on the grid attached hereto, which is part of this Promissory Note, provided that the U.S. Lender shall not be liable to the Domestic Borrower or to any other person for failure to record any of the foregoing matters on the grid or otherwise in the U.S. Lender's


                                     H-2-1

                                                  Promissory Note (Bid Advances)
records. Such grid or such other record maintained by the U.S. Lender shall, in the absence of manifest error, be conclusive evidence of the matters so recorded.

                  The Domestic Borrower hereby waives presentment, demand, protest, and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                                          VIAD CORP

                                          By __________________________
                                          Title _______________________


                                          By __________________________
                                          Title _______________________


                                     H-2-2

                                                  Promissory Note (Bid Advances)

                         TRANSACTIONS ON PROMISSORY NOTE

             Amount of
             Advance                                 Amount
             Made This    Maturity    Interest         of        Notation
   Date       Date         Period       Rate        Payment      Made By
----------  ---------    ----------  ----------    ----------   -----------






                                    H-2-A-1

                                                  Promissory Note (Bid Advances)

                                   EXHIBIT H-3

                 [FORM OF PROMISSORY NOTE (COMMITTED ADVANCES)]

                                 PROMISSORY NOTE

__________________                          Dated: ______________, 20___


                  FOR VALUE RECEIVED, the undersigned, GREYHOUND CANADA HOLDINGS, INC., an Alberta corporation (the "CANADIAN BORROWER"), HEREBY PROMISES TO PAY to the order of ______________________________ (the "CANADIAN LENDER"), for the account of its Applicable Lending Office, the unpaid principal amount of each Committed Advance made by the Canadian Lender to the Canadian Borrower pursuant to the Credit Agreement referred to below on or before the Termination Date of the Canadian Lender. The Canadian Borrower promises to pay interest on the unpaid principal amount of each such Committed Advance on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in Canadian Dollars in same day funds at the Canadian Agent's office, as specified in the Credit Agreement.

                  All Committed Advances made by the Canadian Lender, the respective maturities thereof and all repayments of principal thereof shall be recorded by the Canadian Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Committed Advance then outstanding shall be endorsed by the Canadian Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, or in the records of such Canadian Lender in accordance with its usual practice; provided that the failure of the Canadian Lender to make any such recordation or endorsement shall not affect the obligations of the Canadian Borrower hereunder or under the Credit Agreement.

                  This promissory note is one of the promissory notes referred to in Section 2.14(e) of that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001, among Viad Corp, the Canadian Borrower, the Lenders named therein, Citicorp USA, Inc., as Administrative Agent and Citibank Canada as Canadian Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is hereby made to the Credit Agreement for provisions relating to this promissory note, including, without limitation, the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                            GREYHOUND CANADA HOLDINGS, INC.

                                            By____________________________
                                            Title:

                                            By____________________________
                                            Title:


                                     H-33-1

                                            Promissory Note (Committed Advances)

                         TRANSACTIONS ON PROMISSORY NOTE

             Amount of
             Advance                                 Amount
             Made This    Maturity    Interest         of        Notation
   Date       Date         Period       Rate        Payment      Made By
----------  ---------    ----------  ----------    ----------   -----------



                                    H-3-A-1

                                            Promissory Note (Committed Advances)

                                    EXHIBIT I

                         [FORM OF DESIGNATION AGREEMENT]

                              DESIGNATION AGREEMENT

                             Dated __________, 20__



                  Reference is made to that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility) dated as of August 31, 2001 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) by and among Viad Corp, a Delaware corporation (the "COMPANY"), Greyhound Canada Holdings, Inc., the financial institutions named therein, Citicorp USA, Inc., as Administrative Agent and Citicorp Canada, as Canadian Agent.

         _______________________ (the "DESIGNATOR") and _______________________
(the "DESIGNEE") agree as follows:

         1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Advances pursuant to Section 2.03 of the Credit Agreement.

         2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and
(ii) the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

         3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Applicable Lending Office

                                                           Designation Agreement
with respect to Bid Advances (and address for notices) the offices set forth beneath its name on the signature page[s] hereof.

                  [Remainder of page intentionally left blank]

                                                           Designation Agreement

         A. This Designation Agreement shall be effective upon the execution of this Agreement by the Designator, Designee and the Administrative Agent and the notice to the Company as provided in the Credit Agreement.

                  1. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     [NAME OF DESIGNATOR]


                                     By:___________________________
                                        Title:


                                     [NAME OF DESIGNEE]


                                     By:___________________________
                                        Title:

                                     Domestic Lending Office (and address for notices):
                                       [Address]

                                     Eurodollar Lending Office:
                                       [Address]

Accepted this ____ day
of ___________, 20__

Citicorp USA, Inc.
as Administrative Agent


By:___________________________
   Title:

                                                           Designation Agreement